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TABLE OF CONTENTS

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-152078

$1,000,000,000

ONEBEACON INSURANCE GROUP, LTD.
Senior Debt Securities, Subordinated Debt Securities, Common Shares,
Preference Shares, Warrants, Depositary Shares, Purchase Contracts, Purchase Units and Units

ONEBEACON U.S. HOLDINGS, INC.
Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities
(guaranteed to the extent provided herein by
ONEBEACON INSURANCE GROUP, LTD.)
Warrants and Preferred Stock

ONEBEACON U.S. HOLDINGS TRUST I
ONEBEACON U.S. HOLDINGS TRUST II
ONEBEACON U.S. HOLDINGS TRUST III
Preferred Securities
(guaranteed to the extent provided herein by
ONEBEACON INSURANCE GROUP, LTD.)

71,754,738 Class A Common Shares of
ONEBEACON INSURANCE GROUP, LTD.
Offered by a Selling Shareholder

        We may offer and sell from time to time these securities in one or more offerings up to a total dollar amount of $1,000,000,000. We may sell these securities to or through underwriters, directly to investors or through agents. We will specify the terms of the securities, and the names of any underwriters or agents, in supplements to this prospectus. This prospectus may not be used to consummate sales of securities by us unless it is accompanied by a prospectus supplement.

        In addition, White Mountains Insurance Group, Ltd. or certain of its subsidiaries may sell up to 71,754,738 shares of our Class A common shares. We will not receive any of the proceeds from the sale of our Class A common shares by White Mountains Insurance Group, Ltd. or its subsidiaries.

        OneBeacon Insurance Group, Ltd.'s common shares are listed on the New York Stock Exchange and traded under the symbol "OB."

        Investing in the securities involves significant risks. See "Risk Factors" on page 4 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2008.

i

ABOUT THIS PROSPECTUS

        Unless the context otherwise indicates, the terms "we," "us" or "our" mean, collectively, OneBeacon Insurance Group, Ltd. and its consolidated subsidiaries; the term "OneBeacon" means OneBeacon Insurance Group, Ltd.; the term "OB Holdings" means OneBeacon U.S. Holdings, Inc.; the term "OB Holdings Trusts" means, collectively, OneBeacon U.S. Holdings Trust I, OneBeacon U.S. Holdings Trust II and OneBeacon U.S. Holdings Trust III; and the term "Selling Shareholder" means Lone Tree Holdings Ltd., a subsidiary of White Mountains Insurance Group, Ltd., or any other selling shareholder identified in a supplement to this prospectus.

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, OneBeacon, OB Holdings and the OB Holdings Trusts may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000 or the equivalent denominated in foreign currencies and the Selling Shareholder identified in this prospectus may, from time to time, sell up to 71,754,738 shares of OneBeacon's Class A common shares. This prospectus provides you with a general description of the securities we or the Selling Shareholder may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, that will contain specific information about the terms of that offering. The prospectus supplement and any applicable pricing supplement may also add, update or change information contained in this prospectus. The prospectus supplement and any applicable pricing supplement may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement. You should read both this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the additional information described under "Where You Can Find More Information."

        When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement, any pricing supplement and any "free writing prospectus" that we authorize to be delivered to you. Neither we, the Selling Shareholder nor any underwriters or agents, have authorized anyone to provide you with different information. Neither OneBeacon, OB Holdings, any of the OB Holdings Trusts or the Selling Shareholder is offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, or any prospectus supplement, pricing supplement or free writing prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

        This prospectus does not contain separate financial statements for the OB Holdings Trusts. We believe these financial statements would be unnecessary pursuant to Rule 3-10(b) of Regulation S-X ("Rule 3-10(b)") since each trust is an indirect wholly owned subsidiary of OneBeacon, and OneBeacon files consolidated financial information under the Exchange Act. The OB Holdings Trusts will be "finance subsidiaries" under Rule 3-10(b) with no independent function other than to issue common and trust preferred securities and to purchase junior subordinated debt securities of OB Holdings. OneBeacon will provide a full, unconditional guarantee of each trust's obligations under its respective common and trust preferred securities and no other subsidiary of OneBeacon will guarantee these obligations.

        The securities described in this prospectus as being offered by OneBeacon or by the Selling Shareholder may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 and the Exchange Control Act 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority, or BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities, including OneBeacon's common shares, of a Bermuda company are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of a company from and/or to a non-resident, for as long as any equities securities of such company remain so listed. The New York Stock Exchange is deemed to be an appointed stock exchange under Bermuda law. Notwithstanding the above general permission, the BMA has granted OneBeacon permission to, subject to OneBeacon's common shares being listed on an appointed stock exchange, (a) issue and transfer its shares, up to the amount of our authorized capital from time to time, to persons resident and non-resident of Bermuda for exchange control purposes; (b) issue and transfer its options, warrants, depositary receipts, rights, and other securities; and (c) issue and transfer its loan notes and other debt instruments and options, warrants, receipts, rights over loan notes and other debt instruments to persons resident and non-resident of Bermuda for exchange control purposes without the approval of the BMA. The BMA accepts no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

        As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC's web site or at the SEC's offices described below under the heading "Where You Can Find Additional Information."

ONEBEACON INSURANCE GROUP, LTD.

        OneBeacon Insurance Group, Ltd. is an exempted limited liability company incorporated under the laws of Bermuda in July 2006. Through its subsidiaries, OneBeacon is a property and casualty insurance writer that provides a range of specialty insurance products, as well as a variety of segmented commercial and personal insurance products. With roots dating back to 1831, OneBeacon has been operating for more than 175 years and has many long-standing relationships with independent agencies, which constitute its primary distribution channel. OneBeacon was acquired by White Mountains Insurance Group, Ltd., which we refer to as White Mountains, in 2001. White Mountains is a holding company whose businesses provide property and casualty insurance, reinsurance and certain other products. During the fourth quarter of 2006, White Mountains sold 27.6 million, or 27.6%, of OneBeacon's common shares in an initial public offering of OneBeacon. Prior to the initial public offering, OneBeacon was a wholly owned subsidiary of White Mountains. As of March 31, 2008, White Mountains owned 74.7% of OneBeacon's common shares. See "Description of OneBeacon's Share Capital" beginning on page 9 of this prospectus for a description of OneBeacon's common shares, which include Class A common shares and Class B common shares.

        OneBeacon's headquarters are located at the Bank of Butterfield Building, 42 Reid Street, 6th Floor, Hamilton HM 12, Bermuda; its registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda; and its telephone number in Bermuda is (441) 278-3180. OneBeacon's U.S. headquarters are located at 1 Beacon Lane, Canton, Massachusetts 02021; its principal executive office is located at 601 Carlson Parkway, Minnetonka, Minnesota 55305; and the telephone number of its principal executive office is (952) 852-2431. OneBeacon's web site is located at www.onebeacon.com. The information on, or that can be accessed through, OneBeacon's web site is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it to be a part of this prospectus or any prospectus supplement. OneBeacon's web site address is included as an inactive textual reference only.

ONEBEACON U.S. HOLDINGS, INC.

        OneBeacon U.S. Holdings, Inc., formerly known as Fund American Companies, Inc., is a Delaware corporation and an intermediate holding company for all of OneBeacon's property and casualty insurance operations. OB Holdings' headquarters are located at 1 Beacon Lane, Canton, Massachusetts 02021, and its principal executive office is located at 601 Carlson Parkway, Minnetonka, Minnesota 55305. The telephone number of OB Holdings' principal executive office is (952) 852-2431.

        OneBeacon indirectly owns all of the outstanding shares of OB Holdings' common stock.

THE ONEBEACON U.S. HOLDINGS TRUSTS

        Each of OneBeacon U.S. Holdings Trust I, OneBeacon U.S. Holdings Trust II and OneBeacon U.S. Holdings Trust III is a Delaware statutory trust that will offer and sell trust preferred securities from time to time in one or more offerings. Each OB Holdings Trust will use all of the proceeds from the sale of its trust preferred securities to buy junior subordinated debt securities issued by OB Holdings. The OB Holdings Trusts will receive cash payments from the junior subordinated debt securities, and will distribute these payments to the holders of their respective trust preferred and common securities.

        OB Holdings will own all of the common securities of the OB Holdings Trusts. Prior to the date of this prospectus, none of the OB Holdings Trusts have conducted any business.

THE OFFERING

        We may offer any of the following securities from time to time:

  •
  Class A common shares of OneBeacon;

  •
  preference shares of OneBeacon;

  •
  debt securities of OneBeacon;

  •
  warrants of OneBeacon;

  •
  depositary shares of OneBeacon;

  •
  purchase contracts of OneBeacon;

  •
  debt securities of OB Holdings, which may be guaranteed by OneBeacon;

  •
  junior subordinated debt securities of OB Holdings, which may be guaranteed by OneBeacon;

  •
  warrants of OB Holdings;

  •
  preferred stock of OB Holdings;

  •
  preferred securities of the OB Holdings Trusts, which may be guaranteed by OneBeacon; and

  •
  units, comprised of one or more of the securities described above.

This prospectus describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

        In addition, the Selling Shareholder may offer up to 71,754,738 shares of OneBeacon's Class A common shares. We will not receive any proceeds from the sale of shares by the Selling Shareholder.

RISK FACTORS

        Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus. In particular, you should consider the risk factors set forth in each of OneBeacon's and OB Holdings' most recent Annual Report on Form 10-K filed with the SEC, in each case as those risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. All statements, other than statements of historical facts, included in this prospectus, any accompanying prospectus supplement and any document we incorporate by reference that address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words "will," "believe," "intend," "expect," "anticipate," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to:

  •
  growth in book value per share or return on equity;

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  business strategy;

  •
  financial and operating targets or plans;

  •
  incurred loss and loss adjustment expenses and the adequacy of our loss and loss adjustment expense reserves and related reinsurance;

  •
  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

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  expansion and growth of our business and operations; and

  •
  future capital expenditures.

        These statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

  •
  the risks discussed in any prospectus supplement and in the documents we incorporate by reference;

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  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

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  claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

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  competitive forces, including the conduct of other property and casualty insurers and reinsurers;

  •
  changes in domestic or foreign laws or regulations, or their interpretation, applicable to us, our competitors or our clients;

  •
  the continued availability of capital and financing;

  •
  general economic, market or business conditions;

  •
  an economic downturn or other economic conditions adversely affecting our financial position;

  •
  business opportunities (or lack thereof) that may be presented to us and pursued; and

  •
  other factors, most of which are beyond our control.

        Consequently, all of the forward-looking statements made in this prospectus, any accompanying prospectus supplement and any document we incorporate by reference are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

        Unless otherwise provided in the applicable prospectus supplement, OneBeacon and OB Holdings intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include, without limitation, repayment of borrowings, working capital, capital expenditures, share repurchase programs and acquisitions or for such other purposes as may be specified in the applicable prospectus supplement. Unless otherwise specified in the accompanying prospectus supplement, the OB Holdings Trusts will use all proceeds received from the sale of their trust preferred securities to purchase junior subordinated debt securities of OB Holdings. We will set forth in a prospectus supplement relating to a specific offering our intended use for the net proceeds received from the sale of securities in that offering.

        We will not receive any proceeds from the sale of Class A common shares of OneBeacon by the Selling Shareholder. We will pay the fees and expenses incurred in effecting the registration of the Class A common shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants and reasonable and documented fees and expenses of the Selling Shareholder's counsel. The Selling Shareholder will pay any underwriting or broker discounts and commissions incurred by the Selling Shareholder in selling the Class A common shares.

RATIO OF EARNINGS TO FIXED CHARGES
AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table shows our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

		Year Ended December 31,(2)
	Three Months Ended March 31, 2008(1)
		2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	—	7.9	7.6	5.7	4.2	6.2
Ratio of earnings to combined fixed charges and preferred stock dividends (3)	—	4.2	4.2	3.4	2.8	4.8

(1)
Earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends in the three months ended March 31, 2008. During the three months ended March 31, 2008, the dollar amount of the deficiency of earnings to cover fixed charges and to cover combined fixed charges and preferred stock dividends was approximately $38.6 million.

(2)
Effective January 1, 2008, we adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Liabilities" and elected to record the changes in unrealized gains and losses from our available-for-sale securities and our investments in limited partnerships, hedge funds and private equity interest in net income. In prior periods, these changes have been included in other comprehensive income. Accordingly, earnings for the March 31, 2008 period are not directly comparable to earnings for the years ended December 31, 2007, 2006, 2005, 2004 and 2003. The change in unrealized investment gains for the three months ended March 31, 2008, which was reported in earnings, was a decrease of $59.1 million.

(3)
Preferred stock dividends relate to (A) shares of Series A preferred stock of Fund American Enterprise Holdings, Inc., an indirect subsidiary of OneBeacon and the parent entity of OB Holdings, all of which were redeemed on June 29, 2007, and (B) shares of Series A preferred stock of OB Holdings, all of which were redeemed on May 30, 2008.

        We have computed the ratio of earnings to fixed charges set forth above by dividing earnings by fixed charges. We have computed the ratio of earnings to combined fixed charges and preferred stock dividends set forth above by dividing earnings by combined fixed charges and preferred stock dividends. For the purpose of determining the ratios, earnings include pre-tax income from continuing operations before equity in earnings of affiliates plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all indebtedness (including capitalized interest) plus the interest portion of operating lease rental expense. Preferred stock dividends consist of dividends and accretion on preferred stock.

        The OB Holdings Trusts had no operations during the periods set forth above.

SELLING SHAREHOLDERS

        The Selling Shareholder, Lone Tree Holdings Ltd., is a wholly owned subsidiary of White Mountains, which has held the shares offered by the Selling Shareholder pursuant to this prospectus since before OneBeacon's initial public offering in November 2006. For information on our relationship with the Selling Shareholder and related person transactions involving the Selling Shareholder and its parent, White Mountains, including those relating to our separation from White Mountains as a result of our initial public offering in November 2006 and certain contractual arrangements with White Mountains, please refer to the section entitled "Transactions with Related Persons, Promoters and Certain Control Persons" in our Definitive Proxy Statement dated April 10, 2008 and to the notes to our audited and unaudited Consolidated Financial Statements that have been incorporated in this prospectus by reference.

        As of March 31, 2008, we had 24,240,870 Class A common shares outstanding and 71,754,738 Class B common shares outstanding. The Class B common shares may only be owned by White Mountains and its affiliates. Upon any sale or other disposition by White Mountains of its Class B common shares to any person other than White Mountains or an affiliate of White Mountains, such Class B common shares will automatically be converted into Class A common shares. In addition, on the first date on which White Mountains no longer beneficially owns at least 20% of our outstanding common shares, all outstanding Class B common shares will automatically be converted into Class A common shares, and we will no longer be authorized to issue Class B common shares.

        In connection with our initial public offering, we granted certain registration rights to White Mountains and its transferees, including the Selling Shareholder. The following table sets forth, to our knowledge, certain information about the Selling Shareholder as of March 31, 2008. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common shares. To our knowledge, the Selling Shareholder shares voting and investment power with respect to its shares with White Mountains and a subsidiary of White Mountains, White Mountains Holdings Bermuda Ltd. We will supplement or amend this prospectus to include additional Selling Shareholders upon White Mountains' request. Information concerning the Selling Shareholders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary.

	Common Shares Beneficially Owned Prior to Offering					Common Shares to be Beneficially Owned After Offering(1)
					Number of Class A Common Shares Being Offered
Name of Selling Shareholder	Number		Percent of Class	Percent of Shares Outstanding		Number	Percent of Class	Percent of Shares Outstanding
Lone Tree Holdings Ltd.(2)	71,754,738	(3)	100%	74.7%	71,754,738	0	0.0%	0.0%

(1)
We do not know when or in what amounts the Selling Shareholder may offer shares for sale. The Selling Shareholder might not sell any or all of the Class A common shares offered by this prospectus. Because the Selling Shareholder may offer all or some of the Class A common shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Class A common shares, we cannot estimate the number of the shares that will be held by the Selling Shareholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the Class A common shares covered by this prospectus will be held by the Selling Shareholder.
(2)
Lone Tree Holding Ltd. shares investment power with respect to the shares with White Mountains and a subsidiary of White Mountains, White Mountains Holdings Bermuda Ltd.
(3)
The shares held by the Selling Shareholder are Class B common shares, which will automatically be converted into Class A common shares on a one-for-one basis upon any sale or other disposition to any person other than White Mountains or an affiliate of White Mountains.

DESCRIPTION OF ONEBEACON'S SHARE CAPITAL

        The following description of OneBeacon's share capital, together with the additional information included in any prospectus supplement, summarizes the material terms and provisions of OneBeacon's share capital and reflects OneBeacon's memorandum of association and amended and restated bye-laws and is a summary of the material terms of these documents and relevant sections of the Companies Act 1981 of Bermuda, or the Companies Act. OneBeacon's memorandum of association and amended and restated bye-laws are filed as exhibits to the registration statement of which this prospectus forms a part, and we refer to them in this prospectus as the memorandum of association and bye-laws, respectively. The summaries of these documents are qualified in their entirety by reference to the full text of the documents.

        OneBeacon is an exempted company organized under the Companies Act. The rights of OneBeacon's shareholders are governed by Bermuda law, OneBeacon's memorandum of association and bye-laws. The Companies Act may differ in some material respects from laws generally applicable to U.S. corporations and their shareholders. The following is a summary of the material provisions of Bermuda law and OneBeacon's organizational documents.

        OneBeacon's authorized share capital consists of (1) 200,000,000 shares of Class A common shares, par value $0.01 per share, (2) 200,000,000 Class B common shares, par value $0.01 per share and (3) 80,000,000 preference shares, par value $0.01 per share. We refer to OneBeacon's Class A common shares and Class B common shares collectively as OneBeacon's "common shares." As of March 31, 2008, 24,240,870 Class A common shares, 71,754,738 Class B common shares and no preference shares were outstanding.

Common Shares

  Voting Rights

        Except for the approval rights of the holders of the Class B common shares over certain corporate actions and except to the extent provided for below, holders of Class A common shares are entitled to one vote per share and holders of Class B common shares are entitled to 10 votes per share on all matters submitted to a vote of OneBeacon's common shares. Other than with respect to voting and other than as required by law, the rights of the holders of the Class A common shares are identical to those of the Class B common shares. Until the time that White Mountains ceases to be entitled to 20% or more of the votes entitled to be cast, the affirmative vote of the holders of at least 80% of the votes entitled to be cast is required to alter, amend or repeal, or adopt any provision inconsistent with the voting provisions described above.

        Class A shareholders are entitled to one vote per Class A common share, except to the extent modified below. If and so long as the votes conferred by "Controlled" Class A common shares (as defined below) of any person, other than White Mountains, constitute more than 9.5% of the votes conferred by OneBeacon's outstanding common shares, the vote conferred by each Class A common share comprised in such Controlled Class A common shares shall be reduced by whatever amount is necessary so that after any such reduction the votes conferred by such shares constitute 9.5% of the votes conferred by OneBeacon's outstanding common shares.

        In giving effect to the foregoing provisions, the reduction in the vote conferred by the Controlled Class A common shares of any person shall be effected proportionately among all the Controlled Class A common shares of such person; provided, however, that if a holder of OneBeacon's common shares owns, or is treated as owning by the application of Section 958 of the Internal Revenue Code, interests in another holder of OneBeacon's common shares, the reduction in votes conferred by Controlled Class A common shares of such holder (determined solely on the basis of Controlled Class A common shares held directly by such holder and Controlled Class A common shares attributed from such other holder) shall first be effected by reducing the votes conferred on the Controlled Class A common shares held directly by such holder and any remaining reduction in votes shall then be conferred proportionately among the Controlled Class A common shares held by the other holders (in each case, to the extent that so doing does not cause any person to be treated as owning Controlled Class A common shares constituting more than 9.5% of the votes conferred by the outstanding common shares of One Beacon). In the event that the aggregate reductions required by the foregoing provisions result in less than 100 percent of the voting power of the shares being entitled to be cast, the excess of 100 percent of the voting power over the votes entitled to be cast shall be conferred on the Class A common shares held by OneBeacon's holders proportionately, based on the number of Class A common shares held by each holder; to the extent that doing so does not cause any person to be treated as owning Controlled Class A common shares constituting more than 9.5% of the votes conferred by the outstanding common shares of One Beacon.

        "Controlled" Class A common shares in reference to any person means:

  (1)
  all Class A common shares directly, indirectly or constructively owned by such person within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended, of the United States; and

  (2)
  all Class A common shares directly, indirectly or constructively owned by any person or "group" of persons within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder; provided that this clause (ii) shall not apply to any person or group that OneBeacon's board of directors, by the affirmative vote of at least seventy-five percent (75%) of the entire board, may exempt from the provisions of this clause.

        Upon the liquidation, dissolution or winding up of OneBeacon, the holders of OneBeacon's common shares are entitled to receive their ratable share of OneBeacon's net assets available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred shares.

        As of March 31, 2008, White Mountains and its subsidiaries beneficially owned all of OneBeacon's outstanding Class B common shares, representing 96.7% of the voting power of OneBeacon's voting securities and 74.7% of the equity interest in OneBeacon. Unless a different majority is required by law or by OneBeacon's bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.

  Variation of Rights

        The rights attaching to a particular class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of a majority of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least one person holding or representing one-third of the issued shares of the relevant class is present. OneBeacon's bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.

  Dividends

        Under Bermuda law, a company's board of directors may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. Under OneBeacon's bye-laws, each common share is entitled to dividends if, as and when dividends are declared by OneBeacon's board of directors, subject to any preferred dividend right of the holders of any preference shares. There are no restrictions on OneBeacon's ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of OneBeacon's common shares.

  Conversion

        The Class B common shares may only be owned by White Mountains and its affiliates. Upon any sale or other disposition by White Mountains of its Class B common shares to any person other than White Mountains or an affiliate of White Mountains, the Class B common shares will automatically be converted into Class A common shares. In addition, on the first date on which White Mountains no longer beneficially owns at least 20% of OneBeacon's outstanding common shares, all outstanding shares of Class B common shares will automatically be converted into shares of Class A common shares, and OneBeacon will no longer be authorized to issue Class B common shares.

  Other Rights

        The Class A common shares do not have any preemptive, subscription, redemption or conversion rights.

  Approval Rights of Holders of Class B Common Shares

        OneBeacon's bye-laws provide that, for so long as Class B common shares are outstanding, the prior consent of the holder of Class B common shares then outstanding will be required for:

  •
  any consolidation, merger or amalgamation of OneBeacon or any of OneBeacon's subsidiaries with any person, other than a consolidation, merger or amalgamation with a subsidiary; and

  •
  any sale, lease, exchange or other disposition or any acquisition by OneBeacon, other than transactions between OneBeacon and its subsidiaries, or any series of related dispositions or acquisitions, involving consideration in excess of $25 million.

Preference Shares

        The following description of OneBeacon's preference shares, together with the additional information included in any prospectus supplement, summarizes the material terms and provisions of these types of securities. If OneBeacon issues preference shares, the certificate of designation for the preference shares will be filed with the SEC as an exhibit to a Current Report on Form 8-K and a prospectus supplement will contain a full description of the terms thereof.

        Pursuant to Bermuda law and OneBeacon's bye-laws, OneBeacon's board of directors by resolution may establish one or more series of OneBeacon's preference shares and to determine, with respect to any series of its preference shares, the terms and rights of such series, including without limitation:

  •
  the designation of the series;

  •
  the number of shares of each series, which number OneBeacon's board of directors may thereafter, except where otherwise provided in the applicable certificate of designation, increase or decrease, but not below the number of shares thereof then outstanding;

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  the rights in respect of any dividends or method of determining such dividends payable to the holders of the shares of such series, any conditions upon which such dividends will be paid and the dates or method of determining the dates upon which such dividends will be payable;

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  whether dividends, if any, will be cumulative or noncumulative;

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  the terms of redemption, if any, for shares of the series;

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  the amount payable to holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of OneBeacon's affairs;

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  whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of OneBeacon or any other corporation, and, if so, the terms of such conversion or exchange;

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  restrictions on the issuance of shares of the same series or of any other class or series;

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  the voting rights, if any, of the holders of the shares of the series; and

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  any other relative rights, preferences and limitations of the series.

        Any preference shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued preference shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of preference shares to be created by resolution or resolutions of the board of directors or as part of any other series of preference shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the board of directors providing for the issue of any series of preference shares.

Registration Rights Agreement

        In connection with OneBeacon's initial public offering in November 2006, OneBeacon entered into a registration rights agreement dated November 14, 2006 with White Mountains that provides that White Mountains can demand that OneBeacon register the distribution of its common shares owned by White Mountains, which is referred to as "demand" registration rights. In addition, White Mountains has "piggyback" registration rights, which means that White Mountains may include its shares in any future registrations of OneBeacon's common equity securities, whether or not that registration relates to a primary offering by OneBeacon or a secondary offering by or on behalf of any of OneBeacon's shareholders. These registration rights are transferable by White Mountains. OneBeacon will pay all costs and expenses in connection with each such registration, except underwriting discounts and commissions applicable to the common shares sold by White Mountains. The registration rights agreement contains customary terms and provisions with respect to, among other things, registration procedures and rights to indemnification in connection with the registration of the common shares on behalf of White Mountains. OneBeacon will register sales of its common shares owned by employees and directors of White Mountains pursuant to employee share or option plans, but only to the extent such registration is required for the shares to be freely tradable.

Certain Provisions of OneBeacon's Memorandum of Association and Bye-laws

        The provisions of OneBeacon's memorandum of association and bye-laws and of the Companies Act summarized below may have an anti-takeover effect, may delay, defer or prevent a tender offer or takeover attempt that OneBeacon's shareholder might consider in their best interest, including an attempt that might result in a shareholder's receipt of a premium over the market price for shares, and may make more difficult the removal of OneBeacon's incumbent directors.

  Election and Removal of Directors

        OneBeacon's bye-laws provide that its board of directors is divided into three classes. The term of the first class of directors expires at OneBeacon's 2010 annual general meeting of shareholders, the term of the second class of directors expires at its 2011 annual general meeting of shareholders and the term of the third class of directors expires at its 2009 annual general meeting of shareholders. At each of OneBeacon's annual general meetings of shareholders, the successors of the class of directors whose term expires at that meeting of shareholders will be elected for a three-year term, one class being elected each year by its shareholders. In addition, if the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class will hold office for a term that will coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. The board of directors has and, for so long as White Mountains owns, directly or indirectly, shares representing a majority of the voting power of OneBeacon's then outstanding shares, White Mountains will have the authority to fill any vacancy on the board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us if White Mountains no longer controls us because it generally makes it more difficult for shareholders to replace a majority of the directors.

        The bye-laws also provide that directors may be removed only for cause at a meeting of shareholders at which a quorum is present by the affirmative vote of at least a majority of the votes entitled to be cast thereon provided notice of a shareholders' meeting convened to remove the director is given to the director. Any amendment to the provisions of the bye-laws described in this paragraph requires the affirmative vote of at least two-thirds of the votes entitled to be cast on such matter.

        Each director elected by the holders of the common shares will serve until the earlier of his or her death, resignation, disqualification, removal or until his successor is elected and qualified. The common shares will not have cumulative voting rights in the election of directors.

        As of March 31, 2008, White Mountains and its subsidiaries beneficially owned all of OneBeacon's outstanding Class B common shares, representing 96.7% of the voting power of OneBeacon's voting securities and 74.7% of the equity interest in OneBeacon. Therefore, White Mountains has the power to elect all of the members of OneBeacon's board of directors that are elected by shareholders and has the power to control all matters requiring shareholder approval or consent.

  Meetings of Shareholders

        Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year. Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days' advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. OneBeacon's bye-laws provide that the chairman, the president or a majority of OneBeacon's board of directors or a shareholder or shareholders representing a majority of the voting power of the issued and outstanding shares may convene an annual general meeting or a special general meeting. Under OneBeacon's bye-laws, at least five days' notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (1) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (2) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is one or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares.

  Advance Notice Requirements for Nominations

        Except with respect to candidates nominated for election by holders of OneBeacon's Class B common shares, OneBeacon's bye-laws contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that any shareholder entitled to vote for the election of directors may nominate persons for election as directors only if written notice of such shareholders' intent to make such nomination is given to OneBeacon's corporate secretary not later than (1) with respect to an election to be held at an annual general meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting or not later than 10 days after notice or public disclosure of the date of the annual meeting is given or made available to shareholders, whichever date is earlier, and (2) with respect to an election to be held at a special general meeting for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders.

        A shareholders' notice to OneBeacon's corporate secretary must be in proper written form and must set forth information related to the shareholder giving the notice, including:

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  the name and record address of the shareholder;

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  the class and number of shares of OneBeacon's share capital which are owned beneficially and of record by the shareholder;

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  a representation that the shareholder is a holder of record of OneBeacon's shares entitled to vote at that meeting and that the shareholder intends to appear in person or by proxy at the meeting to bring the nomination before the meeting; and

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  a representation whether the shareholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of OneBeacon's outstanding shares required to elect the nominee, or otherwise to solicit proxies from shareholders in support of such nomination.

        As to each person whom the shareholder proposes to nominate for election as a director:

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  a description of all arrangements or understandings between the shareholder and the nominee;

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  all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934; and

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  the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

  Advance Notice Requirements for Shareholders Proposals

        OneBeacon's bye-laws contain advance notice procedures with regard to shareholder proposals not related to director nominations. These notice procedures, in the case of an annual meeting of shareholders, are the same as the notice requirements for shareholder proposals related to director nominations discussed above insofar as they relate to the timing of receipt of notice by OneBeacon's corporate secretary.

        A shareholders' notice to OneBeacon's corporate secretary must be in proper written form and must set forth, as to each matter the shareholder and the beneficial owner (if any) proposes to bring before the meeting:

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  a description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend OneBeacon's bye-laws, the language of the proposed amendment), the reasons for conducting the business at the meeting and any material interest in such business of such shareholder and beneficial owner on whose behalf the proposal is made;

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  the name and record address of the shareholder;

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  the class and number of shares of OneBeacon's share capital which are owned and of record by the shareholder and beneficial owner;

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  a representation that the shareholder is a holder of record of OneBeacon's shares entitled to vote at the meeting and that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and

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  a representation as to whether the shareholder or beneficial owner intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of OneBeacon's outstanding share capital required to approve or adopt the business proposal, or otherwise to solicit proxies from shareholders in support of such proposal.

  Access to Books and Records and Dissemination of Information

        Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include a company's memorandum of association, including its objects and powers, and alterations to its memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company's audited historical consolidated financial statements, which must be presented at the annual general meeting. The register of shareholders of a company also is open to inspection by shareholders and by members of the general public without charge. A company is required to maintain its share register in Bermuda but may, subject to the provisions of Bermuda law, establish a branch register outside Bermuda. OneBeacon maintains its principal share register in Hamilton, Bermuda. A company is required to keep at its registered office a register of its directors and officers that is open for inspection for not less than two hours each day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

  Amendments to OneBeacon's Memorandum of Association and Bye-laws

        Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. OneBeacon's bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of OneBeacon's board of directors and by a resolution of OneBeacon's shareholders, provided that, if under applicable law, action by OneBeacon's board of directors would be sufficient to amend a bye-law then only a resolution of OneBeacon's board of directors is required to amend such bye-law. In the case of certain bye-laws, such as the bye-laws relating to election of directors, rights of holders of Class B shares and amendment of OneBeacon's corporate opportunity provision, the required resolutions must include the affirmative vote of a majority of OneBeacon's directors then in office and the holders of a majority of the voting power of the issued and outstanding shares. OneBeacon's bye-laws provide that the affirmative vote of a majority of OneBeacon's board of directors and the holders of at least two-thirds of the voting power of the issued and outstanding shares will be required to amend, alter, change or repeat or adopt any provision inconsistent with the bye-laws relating to the removal of directors. For so long as White Mountains owns more than 20% of the total common equity, the affirmative vote of a majority of the board of directors and at least 80% of the voting power of the issued and outstanding shares will be required to adopt any provision inconsistent with the bye-laws relating to the rights of the Class B shares.

        Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the company's issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company's share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within twenty-one days after the date on which the resolution altering the company's memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

  Provisions of OneBeacon's Bye-Laws Relating to Related Party Transactions and Corporate Opportunities

        In order to address potential conflicts of interest between OneBeacon and White Mountains, OneBeacon's bye-laws contain provisions regulating and defining the conduct of OneBeacon's affairs as they may involve White Mountains and its officers and directors, and OneBeacon's powers, rights, duties and liabilities and those of OneBeacon's officers, directors and shareholders in connection with OneBeacon's relationship with White Mountains. In general, these provisions recognize that OneBeacon and White Mountains may engage in the same or similar business activities and lines of business, have an interest in the same areas of corporate opportunities and that OneBeacon and White Mountains will continue to have contractual and business relations with each other, including service of officers and directors of White Mountains serving as OneBeacon's directors.

        OneBeacon's bye-laws provide that White Mountains will have no duty to refrain from:

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  engaging in the same or similar business activities or lines of business as OneBeacon,

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  doing business with any of OneBeacon's clients or customers, or

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  employing or otherwise engaging any of OneBeacon's officers or employees.

        OneBeacon's bye-laws provide that neither White Mountains nor any officer or director of White Mountains, except as described in the following paragraph, will be liable to OneBeacon or its shareholders for breach of any fiduciary duty by reason of any such activities. OneBeacon's bye-laws provide that White Mountains is not under any duty to present any corporate opportunity to OneBeacon which may be a corporate opportunity for White Mountains and OneBeacon, and White Mountains will not be liable to OneBeacon or its shareholders for breach of any fiduciary duty as OneBeacon's shareholder by reason of the fact that White Mountains pursues or acquires that corporate opportunity for itself, directs that corporate opportunity to another person or does not present that corporate opportunity to OneBeacon.

        When one of OneBeacon's directors or officers who is also a director or officer of White Mountains learns of a potential transaction or matter that may be a corporate opportunity for both OneBeacon and White Mountains, the bye-laws provide that the director or officer:

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  will have fully satisfied his or her fiduciary duties to OneBeacon with respect to that corporate opportunity,

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  will not be liable to OneBeacon or its shareholders for breach of fiduciary duty by reason of White Mountains' actions with respect to that corporate opportunity,

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  will be deemed to have acted in good faith and in a manner he or she reasonably believed to be in, and not opposed to, OneBeacon's best interests for purposes of OneBeacon's bye-laws, and

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  will be deemed not to have breached his or her duty of loyalty to OneBeacon or its shareholders and not to have derived an improper personal benefit therefrom for purposes of OneBeacon's bye-laws, if he or she acts in good faith in a manner consistent with the following policy:

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  a corporate opportunity offered to any of OneBeacon's officers or employees who is also a director but not an officer or employee of White Mountains will belong to OneBeacon, unless that opportunity is expressly offered to that person solely in his or her capacity as a director of White Mountains, in which case that opportunity will belong to White Mountains;

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  a corporate opportunity offered to any of OneBeacon's directors who is not one of its officers and who is also a director or an officer of White Mountains will belong to White Mountains, unless such opportunity is expressly offered to that person solely in his or her capacity a director of OneBeacon, and otherwise will belong to OneBeacon; and

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  a corporate opportunity offered to any of OneBeacon's officers or employees who is also an officer or employee of White Mountains will belong to White Mountains, unless that opportunity is expressly offered to that person solely in his or her capacity as an officer of OneBeacon, in which case that opportunity will belong to OneBeacon.

        For purposes of the bye-laws, "corporate opportunities" include business opportunities that OneBeacon is financially able to undertake, that are, from their nature, in OneBeacon's lines of business, are of practical advantage to OneBeacon and are ones in which OneBeacon has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of White Mountains or its officers or directors will be brought into conflict with OneBeacon's self-interest.

        Notwithstanding the foregoing, White Mountains and OneBeacon's directors who are also officers or directors of White Mountains have indicated to OneBeacon that, subject to their fiduciary duties to White Mountains, and based on existing circumstances, it is their current intention to make corporate opportunities available to OneBeacon when they are appropriate and appear to represent a good fit with OneBeacon's business and strategy. In applying this standard, White Mountains and such directors have further indicated that they intend to use reasonable business judgment in evaluating corporate opportunities and, subject to their fiduciary duties to White Mountains, will consider all relevant facts and circumstances, including the content of any material describing the opportunity, OneBeacon's ability to finance any such opportunity and whether the opportunity is complementary to OneBeacon's business and will enhance OneBeacon's and White Mountains' shareholder value.

        The bye-laws also provide that no contract, agreement, arrangement or transaction between OneBeacon and White Mountains will be void or voidable solely for the reason that White Mountains is a party to such agreement and White Mountains:

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  will have fully satisfied and fulfilled its fiduciary duties to OneBeacon and its shareholders with respect to the contract, agreement, arrangement or transaction,

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  will not be liable to OneBeacon or its shareholders for breach of fiduciary duty by reason of entering into, performance or consummation of any such contract, agreement, arrangement or transaction,

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  will be deemed to have acted in good faith and in a manner it reasonably believed to be in, and not opposed to, the best interests of OneBeacon for purposes of the bye-laws, and

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  will be deemed not to have breached its duties of loyalty to OneBeacon and its shareholders and not to have derived an improper personal benefit therefrom for purposes of the bye-laws, if:

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  the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to OneBeacon's board of directors or the committee of its board that authorizes the contract, agreement, arrangement or transaction and OneBeacon's board of directors or that committee in good faith authorizes the contract, agreement, arrangement or transaction by the affirmative vote of a majority of the disinterested directors;

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  the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the holders of OneBeacon's shares entitled to vote on such contract, agreement, arrangement or transaction and the contract, agreement, arrangement or transaction is specifically approved in good faith by vote of the holders of a majority of the votes entitled to be cast by the holders of the common shares then outstanding not owned by White Mountains or a related entity; or

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  the transaction, judged according to the circumstances at the time of the commitment, is established to have been fair to OneBeacon.

        Any person purchasing or otherwise acquiring any interest in any shares of OneBeacon's share capital will be deemed to have consented to these provisions of the bye-laws.

        So long as White Mountains' economic equity ownership in us is at least 20%, the affirmative vote of a majority of the board of directors and the holders of at least 80% of the votes entitled to be cast is required to alter, amend or repeal, or adopt any provision inconsistent with the corporate opportunity and interested director provisions described above; however, after White Mountains no longer owns at least 20% of the total outstanding common equity, any such alteration, adoption, amendment or repeal would be approved if a quorum is present and the votes favoring the action exceed the votes opposing it. Accordingly, until such time, so long as White Mountains owns at least 20% of the total outstanding common equity, it can prevent any such alteration, adoption, amendment or repeal.

Certain Other Provisions of OneBeacon's Bye-laws

  Indemnification of Directors and Officers

        OneBeacon's bye-laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of OneBeacon or, while a director or officer of OneBeacon, is or was serving at its request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, whether the basis of such proceeding is the alleged action of such person in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by us to the fullest extent authorized by the Companies Act against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. OneBeacon's bye-laws also provide that OneBeacon will pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Companies Act. These rights are not exclusive of any other right that any person may have or acquire under any statute, provision of OneBeacon's memorandum of association, bye-laws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of these provisions will in any way diminish or adversely affect the rights of any director, officer, employee or agent of OneBeacon under its memorandum of association in respect of any occurrence or matter arising prior to any such repeal or modification. OneBeacon's bye-laws also specifically authorize it to maintain insurance and to grant similar indemnification rights to its employees or agents.

  Appraisal Rights and Shareholder Suits

        Under Bermuda law, in the event of an amalgamation of a Bermuda company with another company, a shareholder of the Bermuda company who is not satisfied that fair value has been offered for his or her shares in the Bermuda company may apply to the Bermuda Court to appraise the fair value of his or her shares. Under Bermuda law and OneBeacon's bye-laws, an amalgamation by OneBeacon with another company would require the amalgamation agreement be approved by OneBeacon's board of directors and by resolution of its shareholders.

        Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda Court, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in violation of the company's memorandum of association or bye-laws. Furthermore, consideration would be given by the Bermuda Court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company's shareholders than that which actually approved it.

        When the affairs of a company are being conducted in a manner oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Bermuda Court, which may make an order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholder, by other shareholders or by the company.

  Foreign Exchange Controls

        OneBeacon has been designated as a non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, is free to acquire, hold and sell foreign currency and securities without restriction.

  Board of Director Actions

        Under Bermuda law, the directors of a Bermuda company owe their fiduciary duty principally to the company rather than the shareholders. OneBeacon's bye-laws provide that some actions are required to be approved by OneBeacon's board of directors. Actions must be approved by a majority of the votes present and entitled to be cast at a properly convened meeting of OneBeacon's board of directors.

        OneBeacon's bye-laws contain a provision by virtue of which its shareholders waive any claim or right of action that they have, both individually and on its behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. OneBeacon's bye-laws also indemnify its directors and officers in respect of their actions and omissions, except in respect of their fraud or dishonesty. The indemnification provided in OneBeacon's bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty.

        OneBeacon's bye-laws provide that its business is to be managed and conducted by its board of directors. Bermuda law requires that OneBeacon's directors be individuals, but there is no requirement in OneBeacon's bye-laws or Bermuda law that directors hold any shares of OneBeacon. There is also no requirement in OneBeacon's bye-laws or Bermuda law that its directors must retire at a certain age.

        The remuneration of OneBeacon's directors is determined by the board of directors. OneBeacon's directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with OneBeacon's business or their duties as directors.

        Provided a director discloses a direct or indirect interest in any contract or arrangement with OneBeacon as required by Bermuda law, such director is entitled to vote in respect of any such contract or arrangement in which he or she is interested unless he or she is disqualified from voting by the chairman of the relevant board meeting.

Transfer Agent and Registrar

        Wells Fargo Bank N.A. is transfer agent and branch registrar for OneBeacon's Class A common shares in the United States.

New York Stock Exchange Listing

        OneBeacon's Class A common shares are listed on the New York Stock Exchange under the symbol "OB."

DESCRIPTION OF OB HOLDINGS PREFERRED STOCK

        The following description of OB Holdings' preferred stock, together with the additional information included in any prospectus supplement, summarizes the material terms and provisions of these types of securities. If OB Holdings issues preferred stock, the certificate of designation for the preferred stock will be filed with the SEC as an exhibit to a Current Report on Form 8-K and a prospectus supplement will contain a full description of the terms thereof. We encourage you to read OB Holdings' certificate of incorporation, as amended, and the By-laws of OB Holdings, referred to below, which have been filed with the SEC and which are incorporated herein by reference.

        The certificate of incorporation, as amended, of OB Holdings provides that the authorized common share capital of OB Holdings is currently limited to 1,000 shares of common stock, par value U.S. $1.00 per share and 300,000 shares of preferred stock having a par value of U.S. $1.00 per share. As of March 31, 2008, 505 shares of common stock and 300,000 shares of preferred stock were issued and outstanding. All of the shares of preferred stock, which were designated Series A preferred stock, were issued to Berkshire Hathaway Inc. on June 1, 2001 in connection with the acquisition of OneBeacon and were redeemed by OB Holdings on May 31, 2008. In addition, OB Holdings may effect an amendment to its certificate of incorporation to permit the issuance of additional shares of preferred stock. If such an amendment is effected, details of the amendment will be included in the prospectus supplement relating to the issuance of OB Holdings' preferred stock.

        No shares of OB Holdings preferred stock are outstanding as of the date of this prospectus. Under OB Holdings' By-Laws, the board of directors of OB Holdings has the full power to issue any unissued shares of OB Holdings. The board of directors may authorize the issue of preferred stock in one or more series, may establish from time to time the number of shares to be included in each such series and may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the board of directors with respect to each such series shall include, but not be limited to, determination of the following:

  •
  the number of shares constituting that series and the distinctive designation of that series;

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  the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

  •
  whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

  •
  whether that series shall have conversion or exchange privileges (including conversion into the common shares of White Mountains), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the board of directors shall determine;

  •
  whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

  •
  whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

  •
  the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of OB Holdings or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by OB Holdings or any subsidiary of any outstanding shares of OB Holdings;

  •
  the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of OB Holdings, and the relative rights of priority, if any, of payment of shares of that series; and

  •
  any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that OneBeacon and/or OB Holdings may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that OneBeacon and OB Holdings may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part.

General

        OneBeacon may issue warrants for the purchase of its common shares, preference shares or debt securities in one or more series or the securities of third parties. OneBeacon may issue warrants independently or together with common shares, preference shares and debt securities, and the warrants may be attached to or separate from these securities. OB Holdings may issue warrants for the purchase of its preferred stock or debt securities in one or more series or the securities of third parties. OB Holdings may issue warrants independently or together with preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

        Each of OneBeacon and OB Holdings will evidence each series of warrants by warrant certificates that it will issue under a separate agreement. OneBeacon and OB Holdings may enter into a warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

        If OneBeacon or OB Holdings decides to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:

  •
  the offering price and aggregate number of warrants offered;

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  the currency for which the warrants may be purchased;

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  the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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  the date on and after which the warrants and the related securities will be separately transferable;

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  in the case of warrants to purchase common shares, the number of common shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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  in the case of warrants to purchase preference shares, the terms of such preference shares, the number of such preference shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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  in the case of warrants to purchase debt securities, the terms of such debt securities, the principal amount of such debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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  the effect of any merger, amalgamation, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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  the terms of any rights to redeem or call the warrants;

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  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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  the dates on which the right to exercise the warrants will commence and expire;

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  the manner in which the warrant agreement and warrants may be modified;

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  a discussion of any material U.S. federal income tax considerations of holding or exercising the warrants;

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  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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  in the case of warrants to purchase common shares or preference shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York City time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, OneBeacon or OB Holdings, as the case may be, will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as the agent of OneBeacon or OB Holdings under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by OneBeacon or OB Holdings under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon OneBeacon or OB Holdings, as appplicable. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF DEPOSITARY SHARES

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the depositary shares that OneBeacon may offer under this prospectus. While the terms summarized below will apply generally to any depositary shares that OneBeacon may offer, we will describe the particular terms of any series of depositary shares in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any depositary shares offered under that prospectus supplement may differ from the terms described below. Forms of deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part.

General

        OneBeacon may, at its option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preference shares) of a common share or a fraction of a share of a particular class or series of preference shares as described below. In the event OneBeacon elects to do so, depositary receipts evidencing depositary shares will be issued to the public.

        The common shares or the shares of the class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among OneBeacon, a depositary selected by OneBeacon and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preference share represented by such depositary share, to all the rights and preferences of the common shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights). The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional common shares or fractional shares of the applicable class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or preference shares to the record holders of depositary shares relating to such common shares or preference shares in proportion to the number of such depositary shares owned by such holders.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with OneBeacon's approval, sell such property and distribute the net proceeds from the sale to such holders.

Withdrawal of Shares

        Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or class or series of preference shares on the basis set forth in the prospectus supplement for such common shares or class or series of preference shares, but holders of such whole common shares or preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preference shares be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

        Whenever OneBeacon redeems common shares or preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing common shares or shares of the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such common shares or class or series of preference shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Common Shares or Preference Shares

        Upon receipt of notice of any meeting at which the holders of common shares or preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for common shares or preference shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of common shares or preference shares represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will vote all common shares or preference shares held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by OneBeacon or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the common shares or the preference shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding, unless otherwise provided in the related prospectus supplement.

Charges of Depositary

        OneBeacon will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. OneBeacon will also pay charges of the depositary in connection with the initial deposit of the related common shares or preference shares and any redemption of such common shares or preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

        The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of common shares or preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preference shares are paid by the holders thereof.

Miscellaneous

        The depositary will forward all reports and communications from OneBeacon that are delivered to the depositary and which OneBeacon is required to furnish to the holders of common shares or preference shares.

        Neither OneBeacon nor the depositary will be liable if either OneBeacon or the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. OneBeacon's obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither OneBeacon nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preference shares unless satisfactory indemnity is furnished. OneBeacon and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to OneBeacon notice of its election to do so, and OneBeacon may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF SENIOR DEBT SECURITIES
AND SUBORDINATED DEBT SECURITIES

        OneBeacon and OB Holdings, each of which we refer to in this section as an issuer, may offer, from time to time, unsecured general obligations, which may be senior or subordinated. We refer to the senior unsecured general obligations as senior debt securities, the subordinated unsecured general obligations as the subordinated debt securities and the senior debt securities and the subordinated debt securities collectively as the debt securities. The following description summarizes the general terms and provisions of the debt securities to which any prospectus supplement may relate. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below may apply to any series of the debt securities in the prospectus supplement relating to the series.

        The issuer may issue senior debt securities from time to time, in one or more series under a senior indenture between the issuer and a senior trustee named in a prospectus supplement, which we refer to as the senior trustee. The form of senior indenture is filed as an exhibit to this registration statement. The issuer may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture, between the issuer and a subordinated trustee named in a prospectus supplement, which we refer to as the subordinated trustee. The form of subordinated indenture is filed as an exhibit to this registration statement. If OneBeacon guarantees senior debt securities or subordinated debt securities issued by OB Holdings, OneBeacon may also become a party to OB Holdings' senior indenture or subordinated indenture, as applicable. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the debt trustees. The indentures allow the issuer not only to issue debt securities with terms different from those previously issued, but also to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

        None of the indentures will limit the amount of debt securities that may be issued. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized by the issuer and may be payable in any currency or currency unit designated by the issuer or in amounts determined by reference to an index.

General

        The senior debt securities will be unsecured and will rank equally in right of payment with the issuer's other unsecured and unsubordinated debt, if any, unless the issuer is required to secure the senior debt securities as described below under "—Senior Debt Securities". The issuer's obligations under any subordinated debt securities will be subordinate in right of payment to all of its senior indebtedness and will be described in an accompanying prospectus supplement. The issuer will issue debt securities from time to time and offer the debt securities on terms determined by market conditions at the time of sale.

        As of March 31, 2008, (1) OB Holdings (excluding its subsidiaries) had $699 million of indebtedness outstanding, consisting of the carrying value of the $700 million of unsecured senior notes issued in May 2003, and (2) OneBeacon (excluding its subsidiaries) had no indebtedness outstanding.

        Any senior debt securities issued by OB Holdings (1) will rank equally in right of payment with the $699 million of outstanding indebtedness of OB Holdings and any future unsecured and unsubordinated debt of OB holdings; (2) will be effectively subordinated to future secured indebtedness of OB Holdings to the extent of the value of the assets securing such indebtedness; and (3) will be effectively subordinated to all the existing and future liabilities of OB Holdings' subsidiaries. Any subordinated debt securities issued by OB Holdings (1) will be subordinated to the $699 million of outstanding indebtedness of OB Holdings and any future unsubordinated debt of OB Holdings and (2) will be effectively subordinated to all the existing and future liabilities of OB Holdings' subsidiaries. As of March 31, 2008, the most recent date for which such information is available, the total liabilities, including indebtedness, of OB Holdings' subsidiaries were approximately $7.3 billion.

        Any senior debt securities issued by OneBeacon (and any senior guarantees by OneBeacon of debt securities issued by OB Holdings) (1) will rank equally in right of payment with any future unsecured and unsubordinated debt of OneBeacon; (2) will be effectively subordinated to future secured debt of OneBeacon to the extent of the value of the assets securing such indebtedness; and (3) will be effectively subordinated to all the existing and future liabilities of OneBeacon's subsidiaries. Any subordinated debt securities issued by OneBeacon (and any subordinated guarantees by OneBeacon of subordinated debt securities issued by OB Holdings) (1) will be subordinated to any future senior indebtedness of OneBeacon and (2) will be effectively subordinated to all the existing and future liabilities of OneBeacon's subsidiaries. As of March 31, 2008, the most recent date for which such information is available, the total liabilities, including indebtedness, of OneBeacon's subsidiaries were approximately $7.4 billion.

        The issuer may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. Any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount, which may be substantial, from their stated principal amount. We will describe the Federal income tax consequences and other special considerations applicable to any substantially discounted debt securities in the related prospectus supplement.

        The applicable prospectus supplement will describe the following terms of any series of debt securities offered hereby:

  •
  the designation, aggregate principal amount and authorized denominations of the debt securities;

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  the percentage of the principal amount at which the issuer will issue the debt securities;

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  the date or dates on which the debt securities will mature;

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  the interest rate or rates at which the debt securities will bear interest, if any, or the method of determining the rate or rates (including, if applicable, any remarketing option or similar method);

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  the date or dates on which any interest will be payable, the date or dates on which payment of any interest will commence and the regular record dates for the interest payment dates;

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  the terms of any mandatory or optional redemption, including any provisions for any sinking, purchase or other similar funds, or repayment options;

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  the currency, currencies or currency units for which the debt securities may be purchased and in which the principal, any premium and any interest may be payable;

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  if the currency, currencies or currency units for which the debt securities may be purchased or in which the principal, any premium and any interest may be payable is at the issuer's election or the purchaser's election, the manner in which the election may be made;

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  any deletions from, change in or additions to the events of default or the covenants specified in the applicable indenture, or to the rights of the trustee or requisite holders of such securities to declare the principal amount of such debt securities due and payable;

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  if the amount of payments on the debt securities is determined by an index based on one or more currencies or currency units, or changes in the price of one or more securities or commodities, the manner in which the amounts may be determined;

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  whether the series of debt securities will be guaranteed as to payment or performance;

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  the extent to which any of the debt securities will be issuable in temporary or permanent global form, and the manner in which any interest payable on a temporary or permanent global security will be paid;

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  the applicability of the legal defeasance and covenant defeasance provisions of the applicable indenture;

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  the terms and conditions upon which the debt securities may be convertible into or exchanged for common shares, preference shares, or indebtedness or other securities of the issuer or other issuers;

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  in the case of subordinated debt securities, provisions specifying the relative degree, if any, to which such subordinated debt securities of the series will be senior to, equal to or subordinated in right of payment to other series of subordinated debt securities or other indebtedness of the issuer, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

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  information with respect to book-entry procedures, if any;

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  whether the debt securities will be issued as original issue discount securities for Federal income tax purposes;

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  a discussion of the Federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities; and

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  any other specific terms, covenants, preferences, rights or limitations of, or restrictions on, the debt securities.

        Unless specified otherwise in a prospectus supplement, the principal of, premium on, and interest on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the applicable debt trustee in New York, New York. However, the issuer may make payment of interest at its option by check mailed on or before the payment date to the address of the person entitled to the interest payment as it appears on the registry books of the issuer or its agents.

        Unless specified otherwise in a prospectus supplement, the issuer will issue the debt securities only in fully registered form and in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any transfer or exchange of any debt securities, but the issuer may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange. Unless we specify otherwise in the prospectus supplement, the issuer will pay interest on outstanding debt securities to holders of record on the date 15 days immediately prior to the date the interest is to be paid.

        The issuer's rights and the rights of its creditors, including holders of debt securities, to participate in any distribution of assets of any of the issuer's subsidiaries upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that the issuer's claims as a creditor of the subsidiary may be recognized. Because both OneBeacon's and OB Holdings' operations are conducted primarily through subsidiaries and their only significant assets are the capital stock of their respective subsidiaries, both OneBeacon and OB Holdings are dependent upon the earnings and cash flow and dividend paying ability of their respective subsidiaries to meet their obligations, including obligations under the debt securities. Therefore, the debt securities will be effectively subordinated to all existing and future indebtedness, preferred stock and other liabilities of the issuer's subsidiaries.

OneBeacon Guarantee

        OneBeacon may guarantee to each holder of debt securities issued by OB Holdings the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. The related prospectus supplement will describe whether OneBeacon will provide such a guarantee, and if so, the terms under which such guarantee will be provided.

Global Securities

        The issuer may issue debt securities of a series in whole or in part in the form of one or more global securities and will deposit them with or on behalf of a depositary identified in the prospectus supplement relating to that series. The issuer may issue global securities only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee of the depositary to a successor or any nominee of such successor.

        Unless the prospectus supplement specifies otherwise, debt securities, when issued, will be represented by a permanent global security or securities, and each permanent global security will be deposited with, or on behalf of, The Depository Trust Company, which we refer to as the depositary, and registered in the name of a nominee of the depositary. Investors may elect to hold interests in the global notes through either the depositary (in the United States), or Clearstream or Euroclear (outside of the United States), if they are participants of those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold the interests in customers' securities accounts in the depositaries' names on the books of the depositary. The depositaries for Clearstream and Euroclear in the United States for a specific series of debt securities will be specified in the prospectus supplement relating to that series.

        Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with the depositary. The accounts will be designated by the dealers, underwriters or agents with respect to the debt securities or by the issuer if the debt securities are offered and sold directly by it. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary participants or persons that hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by:

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  the applicable depositary or its nominee, with respect to interests of participants, and

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  the records of participants, with respect to interests of persons other than participants.

        The laws of some states require that purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security will:

  •
  not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names;

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  not receive or be entitled to receive physical delivery of any debt security of that series in definitive form; and

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  not be considered the owners or holders thereof under the applicable indenture governing the debt securities.

        Payments of principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing the debt securities. Neither the issuer, the applicable debt trustee for the debt securities, any paying agent, nor the security registrar for the debt securities will have any responsibility or liability for the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        The issuer expects that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of the debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the global security for the debt securities as shown on the records of the depositary or its nominee. The issuer also expects that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". The payments will be the responsibility of those participants.

        If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the issuer within 90 days, the issuer will issue individual debt securities of that series in exchange for the global security representing that series of debt securities. In addition, the issuer may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of a series represented by one or more global securities. In that event, the issuer will issue individual debt securities of that series in exchange for the global security or securities representing that series of debt securities. Further, if the issuer so specifies with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of that series may, on terms acceptable to the issuer, the applicable debt trustee and the depositary for such global security, receive individual debt securities of that series in exchange for the beneficial interests, subject to any limitations described in the prospectus supplement relating to the debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by the global security equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Individual debt securities of the series so issued will be issued in denominations, unless otherwise specified by the issuer, of $1,000 and integral multiples of $1,000.

        The Depository Trust Company.    The depositary has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. The depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in securities through electronic book- entry changes in accounts of the participants. By doing so, the depositary eliminates the need for physical movement of securities certificates. The depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The depositary is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

        We believe that the sources from which the information in this section concerning the depositary and the depositary's system has been obtained are reliable, but we take no responsibility for the accuracy of the information.

        Clearstream.    Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, which we refer to as Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include the Agents. Indirect access to Clearstream, is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the United States depositary for Clearstream.

        Euroclear.    Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear, which we refer to as Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation referred to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively referred to as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the United States depositary for Euroclear.

Global Clearance and Settlement Procedures

        Initial settlement for the securities will be made in immediately available funds. Secondary market trading between participants in the depositary will occur in the ordinary way in accordance with the depositary's rules and will be settled in immediately available funds using the depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through the depositary on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in the depositary in accordance with the depositary rules on behalf of the relevant European international clearing system by its United States depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets the settlement requirements, the relevant European international clearing system will deliver instructions to its United States depositary to take action to effect final settlement on its behalf by delivering or receiving securities in the depositary and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective United States depositaries.

        Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant in the depositary will be made during subsequent securities settlement processing and dated the business day following the depositary settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream Participant or a Euroclear Participant to a participant in the depositary will be received with value on the depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the depositary.

        Although the depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Amalgamation, Consolidation, Merger and Sale of Assets

        The applicable indentures will prohibit the issuer's amalgamation, consolidation with or merger into any other entity or the transfer of issuer's properties and assets substantially as an entirety to any other entity, unless:

  •
  the successor entity is organized and existing under the laws of the United States, any State thereof, the District of Columbia or Bermuda, and expressly assumes by a supplemental indenture the punctual payment of the principal of, premium on and interest on all the outstanding debt securities and the performance of every covenant in the applicable indenture to be performed or observed on the issuer's part;

  •
  immediately after giving effect to the transaction, no event of default has occurred and is continuing; and

  •
  the issuer or the successor entity has delivered to the applicable debt trustee an officers' certificate stating that the amalgamation, consolidation, merger, conveyance or transfer and the supplemental indenture comply with the foregoing provisions relating to the transaction.

        In case of any amalgamation, consolidation, merger, conveyance or transfer of the issuer, the successor corporation will succeed to and be substituted for the issuer as obligor on the debt securities, with the same effect as if it had been named as the issuer in the applicable indenture. If OneBeacon is the guarantor of debt securities issued by OB Holdings, OneBeacon will also be subject to the same conditions relating to amalgamation, consolidation, merger, conveyance or transfer stated above (as applied to OneBeacon rather than OB Holdings). Unless otherwise specified in a prospectus supplement, the indentures and the debt securities do not contain any covenants or other provisions designed to protect holders of debt securities in the event of a highly leveraged transaction involving the issuer, the guarantor or any subsidiary.

Events of Default; Waiver and Notice of Default; Debt Securities in Foreign Currencies

        An event of default when used in an indenture will mean any of the following as to any series of debt securities:

  •
  failure to pay interest on debt securities of that series for 30 days past the applicable due date, or, in the case of the subordinated indenture, for a period of 90 days;

  •
  failure to pay principal of, or any premium on debt securities of that series when due (whether at maturity, upon acceleration or otherwise);

  •
  failure to deposit any sinking fund payment or similar obligation on debt securities of that series when due;

  •
  failure to perform, or breach of, any other covenant or warranty contained in the applicable indenture for the benefit of that series which has not been remedied for a period of 90 days after written notice from the debt trustee or holders of at least 25% of the outstanding principal amount of the debt securities of that series is given; or

  •
  specified events of the issuer's bankruptcy, insolvency and reorganization.

        A default under the issuer's other indebtedness will not be a default under the indentures and a default under one series of debt securities will not necessarily be a default under another series.

        Each indenture provides that if an event of default described in the first four bullet points above has occurred and is continuing with respect to any series (and with respect to an event of default under the fourth bullet point, it is with respect to less than all series of debt securities then outstanding), either the applicable debt trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the series then outstanding, each series acting as a separate class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all outstanding debt securities of the series and the accrued interest to be due and payable immediately. Each indenture further provides that if an event of default described in the fourth bullet point above with respect to all series of debt outstanding, either the applicable debt trustee or the holders of at least 25% in aggregate principal amount of all debt securities then outstanding, treated as one class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all debt securities then outstanding and the accrued interest to be due and payable immediately. However, upon certain conditions the declarations may be annulled and past defaults, except for uncured defaults in the payment of principal of, premium on, or interest on, the debt securities or in the deposit of any sinking fund payment or analogous obligations with respect to the debt securities of such series and in compliance with certain covenants, may be waived by the holders of a majority in aggregate principal amount of the debt securities of the series then outstanding. In the case of specified events of the issuer's bankruptcy, insolvency or reorganization, all principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all debt securities then outstanding and the accrued interest will automatically become immediately due and payable.

        Under each indenture the applicable debt trustee must give notice to the holders of each series of debt securities of all uncured defaults known to it with respect to that series within 90 days after a default occurs or, if later, after the debt trustee obtains knowledge of such default. The term "default" includes the events specified above without notice or grace periods. However, in the case of any default of the type described in the fourth bullet point above, no notice may be given until at least 90 days after the occurrence of the event. The debt trustee will be protected in withholding notice if it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities, except in the case of default in the payment of principal of, premium on, or interest on any of the debt securities, or default in the payment of any sinking or purchase fund installment or analogous obligations.

        No holder of any debt securities of any series may institute any action under either indenture unless:

  •
  the holder has given the debt trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of not less than 25% in aggregate principal amount of the debt securities of the series then outstanding have requested the debt trustee to institute proceedings in respect of the event of default;

  •
  the holder or holders have offered the debt trustee reasonable indemnity as the debt trustee may require;

  •
  the debt trustee has failed to institute an action for 60 days; and

  •
  no inconsistent direction has been given to the debt trustee during the 60-day period by the holders of a majority in aggregate principal amount of debt securities of the series then outstanding.

        The holders of a majority in aggregate principal amount of the debt securities of any series affected and then outstanding will have the right, subject to limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the applicable debt trustee or exercising any trust or power conferred on the debt trustee with respect to a series of debt securities. Each indenture provides that if an event of default occurs and is continuing, the debt trustee will be required to use the degree of care of a prudent person in the conduct of that person's own affairs in exercising its rights and powers under the indenture. Each indenture further provides that the debt trustee will not be required to expend or risk its own funds in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is reasonably assured to it.

        The issuer must furnish to the debt trustees within 120 days after the end of each fiscal year a statement signed by one of its officers to the effect that a review of its activities during the year and of its performance under the applicable indenture and the terms of the debt securities has been made under his supervision, and, to the knowledge of the signatories based on the review, the issuer has complied with all conditions and covenants of the indenture through the year or, if the issuer is in default, specifying the default.

        To determine whether the holders of the requisite principal amount of debt securities have taken action as described above when the debt securities are denominated in a foreign currency, the principal amount of the debt securities will be deemed to be that amount of United States dollars that could be obtained for the principal amount based on the applicable spot rate of exchange as of the date the action is taken as evidenced to the debt trustee as provided in the indenture.

        To determine whether the holders of the requisite principal amount of debt securities have taken action as described above when the debt securities are original issue discount securities, the principal amount of the debt securities will be deemed to be the portion of the principal amount that would be due and payable at the time the action is taken upon a declaration of acceleration of maturity.

Modification of the Indentures

        The indentures provide that the issuer and the applicable debt trustee may, without the consent of any holder of debt securities, enter into supplemental indentures for the purposes, among other things, of:

  •
  adding to the issuer's covenants;

  •
  adding additional events of default;

  •
  establishing the form or terms of any series of debt securities; or

  •
  curing ambiguities or inconsistencies in the indenture or making other provisions.

        With specific exceptions, the applicable indenture or the rights of the holders of the debt securities may be modified by the issuer and the applicable debt trustee with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected by the modification then outstanding, but no modification may be made without the consent of the holder of each outstanding debt security affected which would:

  •
  change the maturity of any payment of principal of, or any premium on, or any installment of interest on any debt security;

  •
  reduce the principal amount of or the interest or any premium on any debt security;

  •
  change the method of computing the amount of principal of or interest on any date;

  •
  change any place of payment where, or the currency in which, any debt security or any premium or interest is payable;

  •
  impair the right to sue for the enforcement of any payment on or after the maturity thereof, or, in the case of redemption or repayment, on or after the redemption date or the repayment date; or

  •
  reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of the holders of which is required for any modification of, or waiver of compliance with provisions of, the applicable indenture or specific defaults and their consequences provided for in the indenture.

Satisfaction and Discharge of the Indentures; Defeasance

        The indentures will generally cease to be of any further effect with respect to a series of debt securities if the issuer delivers all debt securities of that series, with limited exceptions, for cancellation to the applicable debt trustee or all debt securities of that series not previously delivered for cancellation to the applicable debt trustee have become due and payable or will become due and payable or called for redemption within one year, and the issuer has deposited with the applicable debt trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all the debt securities, no default with respect to the debt securities has occurred and is continuing on the date of the deposit, and the deposit does not result in a breach or violation of, or default under, the applicable indenture or any other agreement or instrument to which the issuer is a party.

        The issuer has a "legal defeasance option" under which it may terminate, with respect to the debt securities of a particular series, all of its obligations under the debt securities and the applicable indenture. In addition, the issuer has a "covenant defeasance option" under which it may terminate, with respect to the debt securities of a particular series, the issuer's obligations with respect to the debt securities under specified covenants contained in the applicable indenture. If the issuer exercises its legal defeasance option with respect to a series of debt securities, payment of the debt securities may not be accelerated because of an event of default. If the issuer exercises its covenant defeasance option with respect to a series of debt securities, payment of the debt securities may not be accelerated because of an event of default related to the specified covenants.

        The issuer may exercise its legal defeasance option or its covenant defeasance option with respect to the debt securities of a series only if:

  •
  the issuer irrevocably deposits in trust with the applicable debt trustee cash or debt obligations of the United States of America or its agencies or instrumentalities for the payment of principal, premium and interest with respect to the debt securities to maturity or redemption;

  •
  the issuer delivers to the applicable debt trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the cash or debt obligations described above on deposit with the applicable debt trustee will provide cash sufficient to pay the principal, premium, and interest when due with respect to all the debt securities of that series to maturity or redemption;

  •
  91 days pass after the deposit is made and during the 91-day period no default described in the fifth bullet point under "—Events of Default, Waiver and Notice Of Default; Debt Securities in Foreign Currencies" above with respect to the issuer occurs that is continuing at the end of the period;

  •
  no default has occurred and is continuing on the date of the deposit;

  •
  the deposit does not constitute a default under any other agreement binding on the issuer;

  •
  the issuer has delivered to the applicable debt trustee an opinion of counsel addressing specific Federal income tax matters relating to the defeasance; and

  •
  the issuer delivers to the applicable debt trustee an officers' certificate and an opinion of counsel stating that all conditions to the defeasance and discharge of the debt securities of that series have been complied with.

        The applicable debt trustee will hold in trust cash or debt obligations of the United States of America or its agencies or instrumentalities deposited with it as described above and will apply the deposited cash and the proceeds from deposited debt obligations of the United States of America or its agencies or instrumentalities to the payment of principal, premium, and interest with respect to the debt securities of the defeased series.

Concerning the Debt Trustees

        The issuer will identify the debt trustee for the senior debt securities and for the subordinated debt securities in the relevant prospectus supplement. The issuer or the holders of a majority of the then outstanding principal amount of the debt securities issued under an indenture and, in specific instances, the issuer and any owner who has been the bona fide holder of a security of such series for at least six months, may remove the debt trustee and appoint a successor debt trustee. The debt trustee may become the owner or pledgee of any of the debt securities with the same rights, subject to conflict of interest and certain other restrictions, it would have if it were not the debt trustee. The debt trustee and any successor trustee must be a corporation organized and doing business under the laws of the United States or of any state thereof, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to examination by Federal or state authority. Subject to applicable law relating to conflicts of interest, the debt trustee may also serve as trustee under other indentures relating to debt securities issued by the issuer or its affiliated companies and may engage in commercial transactions with the issuer and its affiliated companies.

Senior Debt Securities

        In addition to the provisions previously described in this prospectus and applicable to all debt securities, the following description of the senior debt securities summarizes the general terms and provisions of the senior debt securities to which any prospectus supplement may relate. The issuer will describe the specific terms of the senior debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of its senior debt securities in the prospectus supplement relating to that series.

  Ranking of Senior Debt Securities

        Unless we specify otherwise in a prospectus supplement for a particular series of debt securities, all series of senior debt securities will be the issuer's senior indebtedness and will be direct, unsecured obligations of the issuer ranking equally with all of the issuer's other unsecured and unsubordinated indebtedness. Because both OneBeacon's and OB Holdings' operations are conducted primarily through subsidiaries and their only significant assets are the capital stock of their respective subsidiaries, both OneBeacon and OB Holdings are dependent upon the earnings and cash flow and dividend paying ability of their respective subsidiaries to meet their obligations, including obligations under the debt securities. Therefore, the debt securities will be effectively subordinated to all existing and future indebtedness, preferred stock and other liabilities of the issuer's subsidiaries.

  Covenants

        The prospectus supplement for a particular series of senior debt securities will describe covenants, if any, contained in the senior indenture that will apply to the issuer and, in the case of issuances of senior debt securities by OB Holdings that are guaranteed by OneBeacon, those covenants, if any, that will also apply to OneBeacon as guarantor of OB Holdings' obligations. The covenants, if any, will be applicable, unless waived or amended, so long as any of the senior debt securities are outstanding, unless stated otherwise in the prospectus supplement.

Subordinated Debt Securities

        In addition to the provisions previously described in this prospectus and applicable to all debt securities, the following description of the subordinated debt securities summarizes the general terms and provisions of its subordinated debt securities to which any prospectus supplement may relate. We will describe the specific terms of the subordinated debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of subordinated debt securities in the prospectus supplement relating to that series.

  Ranking of Subordinated Debt Securities

        The subordinated debt securities will be subordinated in right of payment to the issuer's senior indebtedness to the extent set forth in the applicable prospectus supplement. If the issuer of subordinated debt securities is OB Holdings and OneBeacon has guaranteed OB Holdings' obligations thereunder, such guarantee by OneBeacon will be subordinated in right of payment to the holders of senior indebtedness of OneBeacon to the same extent as OB Holdings' obligations under the subordinated debt securities is subordinated to the holders of senior indebtedness of OB Holdings.

        For purposes of the description of the subordinated debt securities, the term "senior indebtedness" means all indebtedness of the issuer, whether outstanding on the date of execution of the subordinated indenture or incurred or created after the execution, except:

  •
  the issuer's subordinated debt securities or junior subordinated debt securities;

  •
  indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such indebtedness ranks equally in right of payment to, is subordinated to, ranks equally with or ranks junior to the issuer's subordinated debt securities;

  •
  indebtedness of the issuer to an affiliate of the issuer;

  •
  trade accounts payable;

  •
  indebtedness issued in violation of the instrument creating it; and

  •
  any guarantee by the issuer of indebtedness of another person that would not constitute "senior indebtedness" of such person under this definition.

  Covenants

        The prospectus supplement for a particular series of subordinated debt securities will describe covenants, if any, contained in the subordinated indenture that will apply to the issuer and, in the case of issuances of subordinated debt securities by OB Holdings that are guaranteed by OneBeacon, those covenants, if any, that will also apply to OneBeacon as guarantor of OB Holdings' obligations. The covenants, if any, will be applicable, unless waived or amended, so long as any of the subordinated debt securities are outstanding, unless stated otherwise in the prospectus supplement.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES OF OB HOLDINGS

        OB Holdings may offer, from time to time, junior subordinated debt securities. The following description summarizes the general terms and provisions of the junior subordinated debt securities to which any prospectus supplement may relate. OB Holdings will describe the specific terms of the junior subordinated debt securities and the extent, if any, to which the general provisions summarized below may apply to any series of its junior subordinated debt securities in the prospectus supplement relating to that series.

        OB Holdings may issue its junior subordinated debt securities from time to time in one or more series under a junior subordinated indenture, between OB Holdings and a junior subordinated trustee named in a prospectus supplement. If OneBeacon guarantees the junior subordinated debt securities issued by OB Holdings, OneBeacon may also become a party to OB Holdings' junior subordinated indenture. The form of junior subordinated indenture is filed as an exhibit to the registration statement. This prospectus briefly outlines some of the provisions of the junior subordinated indenture. The following summary of the material provisions of the junior subordinated indenture is qualified in its entirety by the provisions of the junior subordinated indenture, including definitions of certain terms used in the junior subordinated indenture. Wherever we refer to particular sections or defined terms of the junior subordinated indenture, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the junior subordinated indenture that is filed as an exhibit to the registration statement of which this prospectus forms a part for additional information.

General

        The junior subordinated debt securities will be unsecured, junior subordinated obligations of OB Holdings. The junior subordinated indenture does not limit the amount of additional indebtedness OB Holdings or any of its subsidiaries may incur. Since OB Holdings is a holding company, OB Holdings' rights and the rights of its creditors, including the holders of junior subordinated debt securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that OB Holdings may itself be a creditor with recognized claims against the subsidiary. The junior subordinated debt securities will be subordinated and junior in right of payment to OB Holdings' other indebtedness to the extent set forth in the applicable prospectus supplement. Any junior subordinated debt securities issued by OB Holdings (1) will be subordinated to the $699 million of outstanding indebtedness of OB Holdings and any future debt of OB Holdings and (2) will be effectively subordinated to all the existing and future liabilities of OB Holdings' subsidiaries.

        The junior subordinated indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that junior subordinated debt securities may be issued thereunder from time to time in one or more series. The junior subordinated debt securities will be issuable in one or more series authorized by OB Holdings. OB Holdings will issue junior subordinated debt securities from time to time and offer its junior subordinated debt securities on terms determined by market conditions at the time of sale.

        The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized by the issuer and may be payable in any currency or currency unit designated by the issuer or in amounts determined by reference to an index.

        In the event junior subordinated debt securities are issued to any OB Holdings Trust or a trustee of the applicable OB Holdings Trust in connection with the issuance of preferred securities by the applicable OB Holdings Trust, the junior subordinated debt securities held by the applicable OB Holdings Trust subsequently may be distributed pro rata to the holders of the applicable preferred securities in connection with the dissolution of the applicable OB Holdings Trust upon the occurrence of the events described in the applicable prospectus supplement. Only one series of junior subordinated debt securities will be issued to each OB Holdings Trust or a trustee of such OB Holdings Trust in connection with the issuance of preferred securities by such OB Holdings Trust.

        The applicable prospectus supplement will describe the following terms of any series of junior subordinated debt securities offered hereby:

  •
  the designation, aggregate principal amount and authorized denominations of the junior subordinated debt securities;

  •
  the percentage of the principal amount at which OB Holdings will issue the junior subordinated debt securities;

  •
  the date or dates on which the junior subordinated debt securities will mature;

  •
  the interest rate or rates at which the junior subordinated debt securities will bear interest, if any, or the method of determining the rate or rates (including, if applicable, any remarketing option or similar method);

  •
  the date or dates on which any interest will be payable, the date or dates on which payment of any interest will commence and the regular record dates for the interest payment dates;

  •
  the terms of any mandatory or optional redemption, including any provisions for any sinking, purchase or other similar funds or repayment options;

  •
  the currency, currencies or currency units for which the junior subordinated debt securities may be purchased and in which the principal, any premium and any interest may be payable;

  •
  the currency, currencies or currency units for which the junior subordinated debt securities may be purchased or in which the principal, any premium and any interest may be payable is at OB Holdings' election or the purchaser's election, the manner in which the election may be made;

  •
  any deletions from, change in or additions to the events of default or the covenants specified in the junior subordinated indenture, or to the rights of the trustee or requisite holders of such securities to declare the principal amount of junior subordinated debt securities due and payable;

  •
  if the amount of payments on the junior subordinated debt securities is determined by an index based on one or more currencies or currency units, or changes in the price of one or more securities or commodities, the manner in which the amounts may be determined;

  •
  whether the series of junior subordinated debt securities will be guaranteed as to payment or performance;

  •
  the extent to which any of the junior subordinated debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global security will be paid;

  •
  the applicability of the legal defeasance and covenant defeasance provisions of the junior subordinated indenture;

  •
  the terms and conditions upon which the junior subordinated debt securities may be convertible into or exchanged for common shares, preference shares, or indebtedness or other securities of OB Holdings or any other issuer;

  •
  provisions specifying the relative degree, if any, to which such junior subordinated debt securities of the series will be senior to, equal to or subordinated in right of payment to other series of junior subordinated debt securities or other indebtedness of the issuer, whether such other series of junior subordinated debt securities or other indebtedness is outstanding or not;

  •
  information with respect to book-entry procedures, if any;

  •
  whether the junior subordinated debt securities will be issued as original issue discount securities for Federal income tax purposes;

  •
  a discussion of the Federal income tax, accounting and other special considerations, procedures and limitations with respect to the junior subordinated debt securities; and

  •
  any other specific terms of the junior subordinated debt securities not inconsistent with the junior subordinated indenture.

        Unless specified otherwise in the prospectus supplement, the principal of, premium on, and interest on the junior subordinated debt securities will be payable, and the junior subordinated debt securities will be transferable, at the corporate trust office of the junior subordinated trustee in New York, New York. However, OB Holdings may make payment of interest at its option by check mailed on or before the payment date to the address of the person entitled to the interest payment as it appears on the registry books of OB Holdings or its agents.

        Unless specified otherwise in the prospectus supplement, OB Holdings will issue the junior subordinated debt securities only in fully registered form and in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any transfer or exchange of any junior subordinated debt securities, but OB Holdings may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange. Unless specified otherwise in the prospectus supplement, OB Holdings will pay interest on outstanding junior subordinated debt securities to holders of record on the date 15 days immediately prior to the date the interest is to be paid.

        OB Holdings rights and the rights of its creditors, including holders of junior subordinated debt securities, to participate in any distribution of assets of any of its subsidiaries upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that OB Holdings' claims as a creditor of the subsidiary may be recognized. Because OB Holdings' operations are conducted primarily through subsidiaries and its only significant assets are the capital stock of its subsidiaries, OB Holdings is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the junior subordinated debt securities. Therefore, the junior subordinated debt securities will be effectively subordinated to all indebtedness of OB Holdings' subsidiaries.

OneBeacon Guarantee

        OneBeacon may guarantee to each holder of junior subordinated debt securities issued by OB Holdings the due and punctual payment of the principal of, and any premium on and any interest on, those junior subordinated debt securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. The related prospectus supplement will describe whether OneBeacon will provide such a guarantee and if so, the terms under which such guarantee will be provided.

Global Securities

        OB Holdings may issue junior subordinated debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with or on behalf of a depositary identified in the prospectus supplement relating to that series. OB Holdings may issue global securities only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual junior subordinated debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee of the depositary to a successor or any nominee.

        The specific terms of the depositary arrangement relating to a series of junior subordinated debt securities will be described in the prospectus supplement relating to that series.

Amalgamation, Consolidation, Merger, Conveyance or Transfer

        The junior subordinated indenture prohibits OB Holdings' amalgamation or consolidation with or merger into any other entity or the transfer of its properties and assets substantially as an entirety to any entity, unless:

  •
  the successor entity is organized and existing under the laws of the United States, any State thereof, the District of Columbia or Bermuda, and expressly assumes by a supplemental indenture the punctual payment of the principal of, premium on and interest on, all the outstanding junior subordinated debt securities and the performance of every covenant in the junior subordinated indenture to be performed or observed on OB Holdings' part;

  •
  immediately after giving effect to the transaction, no event of default has occurred and is continuing; and

  •
  OB Holdings or the successor entity has delivered to the junior subordinated trustee an officers' certificate stating that the amalgamation, consolidation, merger, conveyance or transfer and the supplemental indenture comply with the foregoing provisions relating to the transaction.

        In case of any amalgamation, consolidation, merger, conveyance or transfer with respect to OB Holdings or OneBeacon (if OneBeacon is a guarantor of junior subordinated debt securities), the successor entity will succeed to and be substituted for OB Holdings or OneBeacon, as applicable, as obligor or guarantor, as applicable, on the junior subordinated debt securities, with the same effect as if it had been named as the obligor or the guarantor, as applicable, in the junior subordinated indenture. If OneBeacon is the guarantor of junior subordinated debt securities, OneBeacon will be subject to the conditions relating to amalgamation, consolidation, merger, conveyance or transfer stated above (as applied to OneBeacon rather than OB Holdings). Unless the prospectus supplement states otherwise, the junior subordinated indenture and the junior subordinated debt securities do not contain any covenants or other provisions designed to protect holders of junior subordinated debt securities in the event of a highly leveraged transaction involving OneBeacon, OB Holdings or any of their subsidiaries.

Events of Default; Waiver and Notice of Default; Junior Subordinated Debt Securities in Foreign Currencies

        An event of default when used in the junior subordinated indenture will mean any of the following as to any series of junior subordinated debt securities:

  •
  failure to pay interest on the junior subordinated debt securities for 90 days past the due date;

  •
  failure to pay principal of, or any premium on junior subordinated debt securities when due (whether at maturity, upon acceleration or otherwise);

  •
  failure to deposit any sinking fund payment or similar obligation on junior subordinated debt securities of that series when due;

  •
  failure to perform, or breach of, any other covenant or warranty contained in the junior subordinated indenture for the benefit of that series which has not been remedied for a period of 90 days after written notice from the junior subordinated debt trustee or holders of at least

    25% of the outstanding principal amount of the junior subordinated debt securities of that series is given; or

  •
  specified events of OB Holdings' bankruptcy, insolvency and reorganization.

        A default under OB Holdings' other indebtedness will not be a default under the junior subordinated indenture and a default under one series of junior subordinated debt securities will not necessarily be a default under another series.

        The junior subordinated indenture provides that if an event of default described in the first four bullet points above has occurred and is continuing with respect to any series (and with respect to an event of default under the fourth bullet point, it is with respect to less than all series of junior subordinated debt securities then outstanding), either the junior subordinated trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debt securities of the series then outstanding, each series acting as a separate class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all outstanding junior subordinated debt securities of that series and the accrued interest to be due and payable immediately. The junior subordinated indenture further provides that if an event of default described in the fourth bullet point above with respect to all series of junior subordinated debt securities outstanding, either the junior subordinated debt trustee or the holders of at least 25% in aggregate principal amount of all junior subordinated debt securities then outstanding, treated as one class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all junior subordinated debt securities then outstanding and the accrued interest to be due and payable immediately. However, upon certain conditions the declarations may be annulled and past defaults, except for uncured defaults in the payment of principal of, premium on, or interest on, the junior subordinated debt securities and in compliance with certain covenants, may be waived by the holders of a majority in aggregate principal amount of the junior subordinated debt securities of that series then outstanding, subject to the consent of the holders of the preferred securities and the common securities of any OB Holdings Trust as required by its declaration of trust in the event that the junior subordinated debt securities are held as assets of the applicable OB Holdings Trust prior to a security exchange as defined below. In the case of specified events of OB Holdings' bankruptcy, insolvency or reorganization, all principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all junior subordinated debt securities then outstanding and the accrued interest will automatically become immediately due and payable.

        When used with respect to the junior subordinated debt securities that are held as trust assets of any OB Holdings Trust pursuant to the declaration of trust of such OB Holdings Trust, the term "security exchange" means the distribution of the junior subordinated debt securities held by such OB Holdings Trust in exchange for the preferred securities and the common securities of such OB Holdings Trust in dissolution of such OB Holdings Trust pursuant to the declaration of trust of such OB Holdings Trust.

        Under the junior subordinated indenture, the junior subordinated trustee must give notice to the holders of each series of junior subordinated debt securities of all uncured defaults known to it with respect to that series within 90 days after a default occurs or, if later, after the junior subordinated debt trustee obtains knowledge of such default. The term "default" includes the events specified above without notice or grace periods. However, in the case of any default of the type described in the fourth bullet point above, no notice may be given until at least 90 days after the occurrence of the event. The junior subordinated debt trustee will be protected in withholding notice if it in good faith determines that the withholding of notice is in the interests of the holders of the junior subordinated debt securities, except in the case of default in the payment of principal of, premium on, or interest on, any of the junior subordinated debt securities, or default in the payment of any sinking or purchase fund installment or analogous obligations.

        No holder of any junior subordinated debt securities of any series may institute any action under the indenture unless:

  •
  the holder has given the junior subordinated trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of not less than 25% in aggregate principal amount of the junior subordinated debt securities of that series then outstanding have requested the junior subordinated trustee to institute proceedings in respect of the event of default;

  •
  the holder or holders have offered the junior subordinated trustee reasonable indemnity as the junior subordinated trustee may require;

  •
  the junior subordinated trustee has failed to institute an action for 60 days after the notice, request and indemnity have been made as described above; and

  •
  no inconsistent direction has been given to the junior subordinated trustee during the 60-day period by the holders of a majority in aggregate principal amount of junior subordinated debt securities of the series then outstanding, subject to the consent of the holders of the preferred securities and the common securities of any OB Holdings Trust as required by its declaration of trust in the event that the junior subordinated debt securities are held as assets of the applicable OB Holdings Trust prior to a security exchange.

        The junior subordinated indenture provides that if an event of default occurs and is continuing, the junior subordinated trustee will be required to use the degree of care of a prudent person in the conduct of the person's own affairs in exercising its rights and powers under the indenture. The junior subordinated indenture further provides that the junior subordinated trustee will not be required to expend or risk its own funds in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is reasonably assured to it.

        OB Holdings must furnish to the junior subordinated trustee within 120 days after the end of each fiscal year a statement signed by one of its officers to the effect that a review of its activities during the year and of its performance under the junior subordinated indenture and the terms of the junior subordinated debt securities has been made, and, to the knowledge of the signatories based on the review, OB Holdings has complied with all conditions and covenants of the indenture through the year or, if OB Holdings is in default, specifying the default.

        If any junior subordinated debt securities are denominated in a currency other than that of the United States, then for the purposes of determining whether the holders of the requisite principal amount of junior subordinated debt securities have taken any action as described in this prospectus, the principal amount of the junior subordinated debt securities will be deemed to be that amount of United States dollars that could be obtained for the principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which the junior subordinated debt securities are denominated as of the date the taking of the action by the holders of the requisite principal amount is evidenced to the junior subordinated trustee as provided in the junior subordinated indenture.

        If any junior subordinated debt securities are original issue discount securities, then for the purposes of determining whether the holders of the requisite principal amount of junior subordinated debt securities have taken any action described in this prospectus, the principal amount of the junior subordinated debt securities will be deemed to be the portion of the principal amount that would be due and payable at the time of the taking of the action upon a declaration of acceleration of maturity thereof.

Modification of the Junior Subordinated Indenture

        The junior subordinated indenture provides that OB Holdings and the junior subordinated trustee may, without the consent of any holder of junior subordinated debt securities, enter into supplemental indentures for the purposes, among other things, of:

  •
  adding to OB Holdings' covenants;

  •
  adding additional events of default;

  •
  establishing the form or terms of any series of junior subordinated debt securities; or

  •
  curing ambiguities or inconsistencies in the indenture or making other provisions.

        With specific exceptions, the junior subordinated indenture or the rights of the holders of the junior subordinated debt securities may be modified by OB Holdings and the junior subordinated trustee with the consent of the holders of a majority in aggregate principal amount of the junior subordinated debt securities of each series affected by the modification then outstanding, subject to the consent of the holders of the preferred securities and the common securities of the OB Holdings Trust as required by its declaration of trust in the event that the junior subordinated debt securities are held as assets of the OB Holdings Trust prior to a security exchange, but no modification may be made without the consent of the holder of each outstanding junior subordinated debt security affected, subject to the consent of the holders of the preferred securities and the common securities of any OB Holdings Trust as required by its declaration of trust in the event that the junior subordinated debt securities are held as assets of the applicable OB Holdings Trust prior to a security exchange, which would:

  •
  change the maturity of any payment of principal of, or any premium on, or any installment of interest on any junior subordinated debt security;

  •
  reduce the principal amount of or the interest or any premium on any junior subordinated debt security;

  •
  change the method of computing the amount of principal of or interest on any date;

  •
  change any place of payment where, or the currency in which, any junior subordinated debt security or any premium or interest is payable;

  •
  impair the right to sue for the enforcement of any payment on or after the maturity thereof or, in the case of redemption or repayment, on or after the redemption date or the repayment date; or

  •
  reduce the percentage in principal amount of the outstanding junior subordinated debt securities of any series, the consent of the holders of which is required for any modification of, or waiver of compliance with the provisions of, the junior subordinated indenture or specific defaults and their consequences provided for in the indenture.

Satisfaction and Discharge of the Junior Subordinated Indenture; Defeasance

        The junior subordinated indenture will generally cease to be of any further effect with respect to a series of junior subordinated debt securities if OB Holdings delivers all junior subordinated debt securities of that series, with limited exceptions, for cancellation to the junior subordinated trustee or all junior subordinated debt securities of that series not previously delivered for cancellation to the junior subordinated trustee have become due and payable or will become due and payable or called for redemption within one year, and OB Holdings has deposited with the junior subordinated trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all the junior subordinated debt securities, no default with respect to the junior subordinated debt securities has occurred and is continuing on the date of the deposit, and the deposit does not result in a breach or violation of, or default under, the junior subordinated indenture or any other agreement or instrument to which OB Holdings is a party.

        OB Holdings has a "legal defeasance option" under which it may terminate, with respect to the junior subordinated debt securities of a particular series, all of its obligations under the junior subordinated debt securities and the junior subordinated indenture. In addition, OB Holdings has a "covenant defeasance option" under which it may terminate, with respect to the junior subordinated debt securities of a particular series, its obligations with respect to the junior subordinated debt securities under specified covenants contained in the junior subordinated indenture. If OB Holdings exercises its legal defeasance option with respect to a series of junior subordinated debt securities, payment of the junior subordinated debt securities may not be accelerated because of an event of default. If OB Holdings exercises its covenant defeasance option with respect to a series of junior subordinated debt securities, payment of the junior subordinated debt securities may not be accelerated because of an event of default related to the specified covenants.

        OB Holdings may exercise its legal defeasance option or its covenant defeasance option with respect to the junior subordinated debt securities of a series only if:

  •
  OB Holdings deposits in trust with the junior subordinated trustee cash or debt obligations of the United States of America or its agencies or instrumentalities for the payment of principal, premium and interest with respect to the junior subordinated debt securities to maturity or redemption;

  •
  OB Holdings delivers to the junior subordinated trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the cash or debt obligations described above on deposit with the junior subordinated trustee will provide cash sufficient to pay the principal, premium, and interest when due with respect to all the junior subordinated debt securities of that series to maturity or redemption;

  •
  91 days pass after the deposit is made and during the 91-day period no default described in the fifth bullet point under "—Events of Default, Waiver and Notice of Default; Junior Subordinated Debt Securities in Foreign Currencies" above with respect to OB Holdings occurs that is continuing at the end of the period;

  •
  no default has occurred and is continuing on the date of the deposit;

  •
  the deposit does not constitute a default under any other agreement binding on OB Holdings;

  •
  OB Holdings has delivered to the junior subordinated trustee an opinion of counsel addressing specific Federal income tax matters relating to the defeasance; and

  •
  OB Holdings delivers to the junior subordinated trustee an officers' certificate and an opinion of counsel stating that all conditions to the defeasance and discharge of the junior subordinated debt securities of that series have been complied with.

        The junior subordinated trustee will hold in trust cash or debt obligations of the United States of America or its agencies or instrumentalities deposited with it as described above and will apply the deposited cash and the proceeds from deposited debt obligations of the United States of America or its agencies or instrumentalities to the payment of principal, premium, and interest with respect to the junior subordinated debt securities of the defeased series.

Concerning the Junior Subordinated Trustee

        The junior subordinated trustee for the junior subordinated debt securities will be identified in the relevant prospectus supplement. In specific instances, OB Holdings or the holders of a majority of the then outstanding principal amount of the junior subordinated debt securities issued under an indenture may remove the junior subordinated trustee and appoint a successor junior subordinated trustee. The junior subordinated trustee may become the owner or pledgee of any of the junior subordinated debt securities with the same rights, subject to conflict of interest restrictions, it would have if it were not the junior subordinated trustee. The junior subordinated trustee and any successor trustee must be a corporation organized and doing business as a commercial bank or trust company under the laws of the United States or of any state thereof, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to examination by Federal or state authority. Subject to applicable law relating to conflicts of interest, the junior subordinated trustee may also serve as trustee under other indentures relating to debt securities or junior subordinated debt securities issued by OneBeacon or its affiliated companies and may engage in commercial transactions with OneBeacon and its affiliated companies.

Covenants of OneBeacon and OB Holdings Applicable to the Junior Subordinated Debt Securities

        The prospectus supplement for a particular series of junior subordinated debt securities will describe covenants, if any, contained in the junior subordinated indenture that will apply to the issuer and, in the case of issuances of junior subordinated debt securities by OB Holdings that are guaranteed by OneBeacon, those covenants, if any, that will also apply to OneBeacon as guarantor of OB Holdings' obligations. The covenants, if any, will be applicable, unless waived or amended, so long as any of the junior subordinated debt securities are outstanding, unless stated otherwise in the prospectus supplement.

Subordination of the Junior Subordinated Debt Securities

        The junior subordinated debt securities will be subordinated and junior in right of payment to OB Holdings' other indebtedness to the extent set forth in the applicable prospectus supplement.

        The payment of the principal of, premium, if any, and interest on the junior subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of OB Holdings' senior indebtedness and will rank equally with its trade creditors. No payment on account of principal of, premium, if any, or interest on the junior subordinated debt securities and no acquisition of, or payment on account of any sinking fund for, the junior subordinated debt securities may be made unless full payment of amounts then due for principal, premium, if any, and interest then due on all senior indebtedness by reason of the maturity thereof, by lapse of time, acceleration or otherwise, has been made or duly provided for in cash or in a manner satisfactory to the holders of the senior indebtedness. In addition, the junior subordinated indenture provides that if a default has occurred giving the holders of the senior indebtedness the right to accelerate the maturity thereof, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute an event of default, then unless and until that event has been cured or waived or has ceased to exist, no payment on account of principal, premium, if any, or interest on the junior subordinated debt securities and no acquisition of, or payment on account of a sinking fund for, the junior subordinated debt securities may be made. OB Holdings will give prompt written notice to the junior subordinated trustee of any default under any senior indebtedness or under any agreement pursuant to which senior indebtedness may have been issued. Upon any distribution of OB Holdings' assets in connection with its dissolution, liquidation or reorganization, all senior indebtedness must be paid in full before the holders of the junior subordinated debt securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of OB Holdings' insolvency, holders of the junior subordinated debt securities may recover ratably less than OB Holdings' senior creditors.

Subordination of OneBeacon's Guarantee of the Junior Subordinated Debt Securities

        If OneBeacon guarantees the junior subordinated debt securities, such guarantee will be subordinated and junior in right of payment to OneBeacon's other indebtedness to the extent set forth in the applicable prospectus supplement.

        If OneBeacon guarantees the junior subordinated debt securities, the payment of the principal of, premium, if any, and interest on the junior subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of OneBeacon's senior indebtedness and will rank equally with its trade creditors. No payment on account of principal of, premium, if any, or interest on the junior subordinated debt securities and no acquisition of, or payment on account of any sinking fund for, the junior subordinated debt securities may be made unless full payment of amounts then due for principal, premium, if any, and interest then due on all senior indebtedness by reason of the maturity thereof, by lapse of time, acceleration or otherwise, has been made or duly provided for in cash or in a manner satisfactory to the holders of the senior indebtedness. In addition, the junior subordinated indenture provides that if a default has occurred giving the holders of the senior indebtedness the right to accelerate the maturity thereof, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute an event of default, then unless and until that event has been cured or waived or has ceased to exist, no payment on account of principal, premium, if any, or interest on the junior subordinated debt securities and no acquisition of, or payment on account of a sinking fund for, the junior subordinated debt securities may be made. If OneBeacon guarantees the junior subordinated debt securities, it will give prompt written notice to the junior subordinated trustee of any default under any senior indebtedness or under any agreement pursuant to which senior indebtedness may have been issued. Upon any distribution of OneBeacon's assets in connection with its dissolution, liquidation or reorganization, all senior indebtedness must be paid in full before the holders of the junior subordinated debt securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of OneBeacon's insolvency, holders of the junior subordinated debt securities may recover ratably less than OneBeacon's senior creditors.

        For purposes of the description of the junior subordinated debt securities, the term "senior indebtedness" with respect to OB Holdings or OneBeacon (where OneBeacon is a guarantor of junior subordinated debt securities), as applicable, means all indebtedness of OB Holdings or OneBeacon, as the case may be, whether outstanding on the date of execution of the junior subordinated indenture or incurred or created after the execution, except:

  •
  the junior subordinated debt securities;

  •
  indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such indebtedness ranks equally in right of payment to, is subordinated to, ranks equally with or ranks junior to the issuer's junior subordinated debt securities;

  •
  indebtedness of the issuer to an affiliate of the issuer;

  •
  trade accounts payable;

  •
  indebtedness issued in violation of the instrument creating it; and

  •
  any guarantee by the issuer of indebtedness of another person that would not constitute "senior indebtedness" of such person under this definition.

DESCRIPTION OF TRUST PREFERRED SECURITIES

        Each OB Holdings Trust may issue, from time to time, only one series of preferred securities having terms described in the prospectus supplement relating thereto. The declaration of trust under which each OB Holdings Trust is formed will be replaced by an amended and restated declaration of trust, which will authorize the regular trustees of the OB Holdings Trust to issue on behalf of the OB Holdings Trust one series of preferred securities. The preferred securities will have terms, including distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions as will be set forth in the related amended and restated declaration of trust. Reference is made to any prospectus supplement relating to the preferred securities of any OB Holdings Trust for specific terms, including:

  •
  the specific designation of the preferred securities;

  •
  the number of preferred securities issued by the OB Holdings Trust;

  •
  the annual distribution rate, or method of calculation of the rate, for preferred securities issued by the OB Holdings Trust, the date or dates upon which the distributions will be payable and the record date or dates for the payment of the distributions;

  •
  whether distributions on preferred securities issued by the OB Holdings Trust will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by the OB Holdings Trust will be cumulative;

  •
  the amount or amounts which will be paid out of the assets of the OB Holdings Trust to the holders of preferred securities of the OB Holdings Trust upon voluntary or involuntary liquidation, dissolution, winding-up or termination of the OB Holdings Trust;

  •
  the obligation or right, if any, of the OB Holdings Trust to purchase or redeem preferred securities issued by the OB Holdings Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which preferred securities issued by the OB Holdings Trust will or may be purchased or redeemed, in whole or in part, pursuant to an obligation or right;

  •
  the voting rights, if any, of preferred securities issued by the OB Holdings Trust in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by one or more OB Holdings Trusts, or of both, as a condition to specified actions or amendments to the declaration of the OB Holdings Trust;

  •
  the terms and conditions upon which the preferred securities may be convertible into or exchanged for common shares, preference shares, debt securities, junior subordinated debt securities, or indebtedness or other securities of any kind of OneBeacon or OB Holdings; and

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by the OB Holdings Trust consistent with the declaration of the OB Holdings Trust or with applicable law.

        OneBeacon may guarantee the preferred securities offered by each OB Holdings Trust. If OneBeacon does guarantee preferred securities, this will be disclosed in the related prospectus supplement and the terms of such guarantee will generally be on the terms set forth below under "Description of Trust Preferred Securities Guarantees". Federal income tax considerations applicable to any offering of preferred securities will be described in the applicable prospectus supplement.

        In connection with any issuance of preferred securities, the applicable OB Holdings Trust will issue one series of common securities. The amended and restated declaration of the applicable OB Holdings

Trust will authorize the regular trustees of the OB Holdings Trust to issue one series of common securities having terms including distributions, redemption, voting, liquidation rights or restrictions as set forth in the amended and restated declaration. The terms of the common securities issued by the OB Holdings Trust will be substantially identical to the terms of the preferred securities issued by the OB Holdings Trust. The common securities will rank equally with the preferred securities and payments on the common securities will be made on a pro rata basis with the preferred securities. However, if an event of default under the applicable amended and restated declaration of trust occurs and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of the preferred securities. Generally, the common securities issued by a OB Holdings Trust will also carry the right to vote and to appoint, remove or replace any of the trustees of the OB Holdings Trust. All the common securities of a OB Holdings Trust will be owned by OB Holdings or its subsidiary.

        As long as payments of interest and other payments are made when due on the junior subordinated debt securities, the payments will be sufficient to cover distributions and other payments due on the preferred securities primarily because the aggregate principal amount of junior subordinated debt securities held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the preferred securities, and the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities.

        If an event of default with respect to the amended and restated declaration of any OB Holdings Trust occurs and is continuing, then the holders of preferred securities of the OB Holdings Trust would rely on the enforcement by the property trustee of its rights as a holder of the junior subordinated debt securities deposited in the OB Holdings Trust against OB Holdings. In addition, the holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any power conferred upon the property trustee under the amended and restated declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as a holder of the junior subordinated debt securities. If the property trustee fails to enforce its rights under the junior subordinated debt securities deposited in the OB Holdings Trust, any holder of the preferred securities may, to the extent permitted by applicable law, after a period of 60 days has elapsed from the holder's written request, institute a legal proceeding against OB Holdings and OneBeacon to enforce the property trustee's rights under the junior subordinated debt securities without first instituting any legal proceeding against the property trustee or any other person or entity. If an event of default with respect to the amended and restated declaration of the OB Holdings Trust occurs and is continuing and the event is attributable to the failure of OB Holdings to pay interest or principal on the junior subordinated debt securities on the date the interest or principal is otherwise payable, or in the case of redemption, on the redemption date, then a holder of preferred securities of the OB Holdings Trust may also directly institute a proceeding for enforcement of payment to the holder of the principal of or interest on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities held by the holder on or after the respective due date specified in the junior subordinated debt securities without first directing the property trustee to enforce the terms of the junior subordinated debt securities or instituting a legal proceeding against OB Holdings and OneBeacon to enforce the property trustee's rights under the junior subordinated debt securities. In connection with a direct action, the rights of OB Holdings or OneBeacon, as applicable, will be substituted for the rights of the holder of the preferred securities under the amended and restated declaration of trust to the extent of any payment made by OB Holdings or OneBeacon, as applicable, to the holder of the preferred securities in a direct action. The holders of preferred securities of the OB Holdings Trust will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities unless the property trustee first fails to do so.

        Federal income tax considerations applicable to an investment in preferred securities will be described in the prospectus supplement relating thereto.

        We will identify the property trustee for the trust preferred securities in the relevant prospectus supplement. The property trustee and its affiliates may provide customary commercial banking services to OneBeacon and its subsidiaries and participate in various financing agreements of OneBeacon in the ordinary course of their business.

DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

        Set forth below is a summary of information concerning the guarantees that may be executed and delivered from time to time by OneBeacon for the benefit of the holders of preferred securities of the OB Holdings Trusts. The related prospectus supplement will disclose whether OneBeacon will guarantee the preferred securities. If OneBeacon is a guarantor, each guarantee will be held by a guarantee trustee with respect to the guarantee, for the benefit of holders of the preferred securities of the applicable OB Holdings Trust. The terms of each guarantee will be set forth in the guarantee. If OneBeacon does not guarantee the preferred securities, this will be disclosed in the applicable prospectus supplement and the information described below may not be applicable to the preferred securities. We will identify the guarantee trustee for the guarantee of the trust preferred securities in the relevant prospectus supplement.

General

        If OneBeacon is a guarantor of the preferred securities, OneBeacon will irrevocably and unconditionally agree, to the extent set forth in the guarantee, to pay in full, to the holders of the preferred securities issued by the applicable OB Holdings Trust, the guarantee payments, to the extent not paid by the OB Holdings Trust, regardless of any defense, right of set-off or counterclaim that the OB Holdings Trust may have or assert. The following distributions and other payments with respect to preferred securities issued by a OB Holdings Trust to the extent not made or paid by the OB Holdings Trust, will be subject to the guarantee without duplication:

  •
  any accrued and unpaid distributions on the preferred securities, but only to the extent that in each case OB Holdings has made a payment to the property trustee of interest on the junior subordinated debt securities;

  •
  the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any preferred securities called for redemption by the OB Holdings Trust, but only to the extent that in each case OB Holdings has made a payment to the property trustee of interest or principal on the junior subordinated debt securities deposited in the OB Holdings Trust as trust assets; and

  •
  upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the OB Holdings Trust, other than in connection with the distribution of related junior subordinated debt securities to the holders of the preferred securities or the redemption of all the preferred securities upon the maturity or redemption of the junior subordinated debt securities, the lesser of:

    (1)
    the aggregate of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the OB Holdings Trust has funds available, and

    (2)
    the amount of assets of the OB Holdings Trust remaining available for distribution to holders of the preferred securities upon liquidation of the OB Holdings Trust.

        OneBeacon's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by OneBeacon to the holders of the applicable preferred securities or by causing the applicable OB Holdings Trust to pay the amounts to the holders.

        The guarantee is a full and unconditional guarantee from the time of issuance of the applicable preferred securities, but the guarantee covers distributions and other payments on the preferred securities only if and to the extent that OB Holdings has made a payment to the property trustee of interest or principal on the junior subordinated debt securities deposited in the applicable OB Holdings Trust as trust assets. If OB Holdings does not make interest or principal payments on the junior subordinated debt securities deposited in the applicable OB Holdings Trust as trust assets, the property trustee will not make distributions on the preferred securities of the OB Holdings Trust and the OB Holdings Trust will not have the necessary funds available to make these payments.

        OB Holdings' obligations under the declaration for each OB Holdings Trust, the guarantee issued with respect to preferred securities issued by the OB Holdings Trust, the junior subordinated debt securities purchased by the OB Holdings Trust, the junior subordinated indenture and the guarantee issued with respect to the junior subordinated debt securities in the aggregate will provide a full, irrevocable and unconditional guarantee on a subordinated basis by OneBeacon of payments due on the preferred securities issued by the OB Holdings Trust. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the preferred securities.

Certain Covenants of OneBeacon

        If OneBeacon is a guarantor of the preferred securities, the prospectus supplement relating to the trust preferred securities will describe covenants, if any, contained in the OneBeacon guarantee. The covenant, if any, may restrict, among other things, OneBeacon's ability to declare or pay dividends on, or redeem, purchase, acquire or make a distribution with respect to any of its common shares or preference shares under specified circumstances. The covenants, if any, will be applicable, unless waived or amended, so long as the trust preferred securities remain outstanding, unless stated otherwise in the prospectus supplement.

Amendments and Assignment

        Except with respect to any changes that do not adversely affect the rights of holders of the applicable preferred securities, in which case no consent will be required, each guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding preferred securities issued by the applicable OB Holdings Trust. The manner of obtaining any such approval of holders of the preferred securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a guarantee will bind the successors, assignees, receivers, trustees and representatives of OneBeacon and will inure to the benefit of the holders of the preferred securities of the applicable OB Holdings Trust then outstanding. Except in connection with a consolidation, merger, conveyance, or transfer of assets involving OneBeacon that is permitted under the junior subordinated indenture, OneBeacon may not assign its obligations under any guarantee.

Termination of the Guarantees

        Each guarantee will terminate and be of no further force and effect as to the preferred securities issued by the OB Holdings Trust upon full payment of the redemption price of all preferred securities of the OB Holdings Trust, or upon distribution of the junior subordinated debt securities to the holders of the preferred securities of the OB Holdings Trust in exchange for all the preferred securities issued by the OB Holdings Trust, or upon full payment of the amounts payable upon liquidation of the OB Holdings Trust. Nevertheless, each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the OB Holdings Trust must restore payment of any sums paid under the preferred securities or the guarantee.

Status of the Guarantees

        OneBeacon's obligations to make the guarantee payments to the extent set forth in the applicable guarantee will constitute an unsecured obligation of OneBeacon and will rank subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of OneBeacon and any guarantees, endorsements or other contingent obligations of OneBeacon, except those made on an equal basis or subordinate by their terms, and senior to all share capital issued by OneBeacon and to any guarantee entered into by OneBeacon in respect of any of its share capital. OneBeacon's obligations under each guarantee will rank equally with each other guarantee. Because OneBeacon is a holding company, OneBeacon's obligations under each guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of OneBeacon's subsidiaries, except to the extent that OneBeacon is a creditor of the subsidiaries recognized as such. Each amended and restated declaration of trust will provide that each holder of preferred securities issued by the applicable OB Holdings Trust, by acceptance thereof, agrees to the subordination provisions and other terms of the related guarantee.

        The guaranteed party may institute a legal proceeding directly against OneBeacon to enforce its rights under a guarantee without first instituting a legal proceeding against any other person or entity. Each guarantee will be deposited with the guarantee trustee, to be held for the benefit of the holders of the preferred securities issued by the OB Holdings Trust. The guarantee trustee will enforce the guarantee on behalf of the holders of the preferred securities. The holders of not less than a majority in aggregate liquidation amount of the preferred securities issued by the OB Holdings Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related guarantee, including the giving of directions to the guarantee trustee. If the guarantee trustee fails to enforce a guarantee as above provided, any holder of preferred securities issued by the OB Holdings Trust may institute a legal proceeding directly against OneBeacon to enforce its rights under the guarantee, without first instituting a legal proceeding against the OB Holdings Trust, or any other person or entity. However, if OneBeacon has failed to make a guarantee payment, a holder of preferred securities may directly institute a proceeding against OneBeacon for enforcement of the holder's right to receive payment under the guarantee. OneBeacon waives any right or remedy to require that any action be brought first against the OB Holdings Trust or any other person or entity before proceeding directly against OneBeacon.

Miscellaneous

        OneBeacon will be required to provide annually to the guarantee trustee a statement as to the performance by OneBeacon of its obligations under each guarantee and as to any default in the performance. OneBeacon is required to file annually with the guarantee trustee an officer's certificate as to OneBeacon's compliance with all conditions to be complied with by it under each guarantee.

        The guarantee trustee, prior to the occurrence of a default, undertakes to perform only those duties as are specifically set forth in the applicable guarantee and, after default with respect to a guarantee, will exercise the same degree of care as a prudent individual would exercise under the circumstances in the conduct of his or her own affairs. Subject to that provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

        We may issue purchase contracts, obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of OneBeacon's common shares, preference shares or debt securities, of OB Holdings debt securities, junior subordinated debt securities or preferred stock or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above, as specified in the applicable prospectus supplement, at a future date or dates. The price per security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts and to be described in the applicable prospectus supplement. The purchase contracts may be issued separately or as a part of purchase units consisting of a purchase contract and, as security for the holder's obligations to purchase the securities under the purchase contracts, either:

  •
  senior debt securities or subordinated debt securities of OneBeacon;

  •
  senior debt securities, subordinated debt securities or junior subordinated debt securities of OB Holdings, which may be guaranteed by OneBeacon;

  •
  common shares or preference shares of OneBeacon;

  •
  preferred stock of OB Holdings;

  •
  debt obligations of third parties, including U.S. Treasury securities; or

  •
  preferred securities of a OB Holdings Trust.

        The applicable prospectus supplement will specify the securities that will secure the holder's obligations to purchase securities under the applicable purchase contract. Unless otherwise described in a prospectus supplement, the securities related to the purchase contracts securing the holders' obligations to purchase securities will be pledged to a collateral agent, for our benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of purchase contracts to purchase securities under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement except upon the termination or early settlement of the related purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a purchase contract will retain full beneficial ownership of the related pledged securities.

        The purchase contracts may require OneBeacon or OB Holdings to make periodic payments to the holders of the purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original purchase contract.

        The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts.

        Except as described in a prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the purchase contract.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        The applicable prospectus supplement may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  whether the units will be issued in fully registered or global form.

        The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

Securities Offered by OneBeacon, OB Holdings and/or any OB Holdings Trust

        OneBeacon, OB Holdings and/or any OB Holdings Trust may sell offered securities in any one or more of the following ways from time to time:

  •
  through agents;

  •
  to or through underwriters;

  •
  through dealers;

  •
  directly to purchasers; or

  •
  through a combination of any such methods of sale.

        The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered securities and the proceeds to OneBeacon, OB Holdings and/or a OB Holdings Trust from the sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        The distribution of the offered securities may be effected from time to time:

  •
  in one or more transactions at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

        Offers to purchase offered securities may be solicited by agents designated by OneBeacon from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by OneBeacon, OB Holdings and/or the applicable OB Holdings Trust to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

        If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters OneBeacon, OB Holdings and/or the applicable OB Holdings Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, which will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

  •
  negotiated transactions;

  •
  at fixed public offering prices; or

  •
  at varying prices determined by the underwriters at the time of sale.

        In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.

        OneBeacon, OB Holdings and/or the applicable OB Holdings Trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If OneBeacon, OB Holdings and/or the applicable OB Holdings Trust grants any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

        If a dealer is utilized in the sales of offered securities, OneBeacon, OB Holdings and/or the applicable OB Holdings Trust will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

        Offers to purchase offered securities may be solicited directly by OneBeacon, OB Holdings and/or the applicable OB Holdings Trust and the sale of the offered securities may be made by OneBeacon, OB Holdings and/or the applicable OB Holdings Trust directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

        Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for OneBeacon, OB Holdings and/or the applicable OB Holdings Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with OneBeacon, OB Holdings and/or a OB Holdings Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

        Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with OneBeacon, OB Holdings and/or the applicable OB Holdings Trust, to indemnification by OneBeacon, OB Holdings and/or the applicable OB Holdings Trust against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

        OneBeacon, OB Holdings and/or the applicable OB Holdings Trust may authorize underwriters or other persons acting as OneBeacon's, OB Holdings' and/or the applicable OB Holdings Trust's agents to solicit offers by specified institutions to purchase offered securities from OneBeacon, OB Holdings and/or the applicable OB Holdings Trust, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by OneBeacon, OB Holdings and/or the applicable OB Holdings Trust. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        Each series of offered securities will be a new issue and, other than the common shares, which are listed on the NYSE, will have no established trading market. OneBeacon, OB Holdings and/or the applicable OB Holdings Trust may elect to list any series of offered securities on an exchange and, in the case of the ordinary shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, none of OneBeacon, OB Holdings or any OB Holdings Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

        Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, OneBeacon and its subsidiaries in the ordinary course of business for which they have received or will continue to receive customary compensation.

Class A Common Shares Offered by the Selling Shareholder

        The Selling Shareholder may offer and sell the Class A common shares covered by this prospectus from time to time on any stock exchange on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The Selling Shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale, and we cannot assure you that the Selling Shareholder will sell all or any portion of the shares offered hereby. We will not receive any proceeds from the sale of Class A common shares by the Selling Shareholder.

        The Selling Shareholder may offer and sell the Class A common shares covered by this prospectus by one or more of the following methods, including, without limitation:

  •
  block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchases;

  •
  "at the market" transactions to or through market makers or into an existing market for our Class A common shares;

  •
  in privately negotiated transactions;

  •
  short sales;

  •
  in options, swaps or other derivative transactions that may or may not be listed on an exchange;

  •
  one or more underwritten offerings on a firm commitment or best efforts basis; or

  •
  any combination of the above.

        The Selling Shareholder may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as agents of the Selling Shareholder. Broker-dealers may agree with the Selling Shareholder to sell a specified number of the Class A common shares at a stipulated price per security. If a broker-dealer is unable to sell Class A common shares acting as agent for the Selling Shareholder, it may purchase as principal any unsold Class A common shares at the stipulated price. Broker-dealers who acquire Class A common shares as principals may thereafter resell the Class A common shares from time to time in transactions in any stock exchange on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

        To the extent required under the Securities Act, the aggregate amount of the Selling Shareholder's Class A common shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offering will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Shareholder and/or purchasers of the Selling Shareholder's shares, for whom they may act, which compensation as to a particular broker-dealer might be in excess of customary commissions.

        Any underwriters, brokers, dealers or agents that participate in the distribution of the Class A common shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the Class A common shares sold by them may be deemed to be underwriting discounts and commissions.

        The Selling Shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the Class A common shares in the course of hedging the positions they assume with the Selling Shareholder, including, without limitation, in connection with distributions of the Class A common shares by those broker-dealers. The Selling Shareholder may enter into option or other transactions with broker-dealers that involve the delivery of the Class A common shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

        The Selling Shareholder and other persons participating in the sale or distribution of the Class A common shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Class A common shares by the Selling Shareholder and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of Class A common shares in the market and to the activities of the Selling Shareholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the Class A common shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the Class A common shares and the ability of any person or entity to engage in market-making activities with respect to the securities.

        The Selling Shareholder may also sell the shares in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

        We will make copies of this prospectus available to the Selling Shareholder and any of its successors in interest for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

        Pursuant to the registration rights agreement with White Mountains, we have agreed to indemnify in certain circumstances the Selling Shareholder against certain liabilities, including certain liabilities under the Securities Act. The Selling Shareholder has agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Shareholder may indemnify any underwriter or broker-dealer that participates in transactions involving the sale of the Class A common shares against certain liabilities, including liabilities arising under the Securities Act.

        In order to comply with the securities laws of certain states, if applicable, the Class A common shares offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Class A common shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

        Certain matters as to U.S. law in connection with this offering will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. The validity of the preferred securities of the OB Holdings Trusts under Delaware law will be passed upon for us by Richards, Layton & Finger P.A., Wilmington, Delaware. Certain matters as to Bermuda law in connection with this offering will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

        The consolidated financial statements, the related financial statement schedules and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to OneBeacon Insurance Group Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements and related financial statement schedules incorporated in this Prospectus by reference to Fund American Companies, Inc.'s (renamed OneBeacon U.S. Holdings, Inc.) Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        OneBeacon and OB Holdings file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can find, copy and inspect information OneBeacon or OB Holdings file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can review OneBeacon's and OB Holdings' electronically filed reports, proxy and information statements on the SEC's web site at http://www.sec.gov. In addition, reports, proxy statements and other information concerning OneBeacon may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This prospectus is part of a registration statement that OneBeacon, OB Holdings and the OB Holdings Trusts filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's web site.

Incorporation of Certain Documents By Reference

        The SEC allows each of OneBeacon and OB Holdings to "incorporate by reference" the information they file with the SEC, which means that OneBeacon and OB Holdings can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that each of OneBeacon and OB Holdings files subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. OneBeacon and OB Holdings incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K) after the initial filing of the registration statement that contains this prospectus and prior to the time that OneBeacon, OB Holdings and the OB Holdings Trusts sell all of the securities offered by this prospectus:

  •
  OneBeacon's Annual Report on Form 10-K for the year ended December 31, 2007 (SEC File No. 001-33128);

  •
  OneBeacon's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 (SEC File No. 001-33128);

  •
  OneBeacon's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2008 (SEC File No. 001-33128) (except that, based on SEC regulations, the Report of the Compensation Committee and the Report of the Audit Committee contained therein are not incorporated by reference);

  •
  OneBeacon's Current Reports on Form 8-K filed February 12, 2008 and March 3, 2008 (SEC File No. 001-33128);

  •
  OneBeacon's Form 8-A filed on November 3, 2006, including any amendments or supplements thereto;

  •
  OB Holdings' Annual Report on Form 10-K for the year ended December 31, 2007 (SEC File No. 333-73012-04); and

  •
  OB Holdings' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 (SEC File No. 333-73012-04).

        You may request a copy of these documents, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, which will be provided to you at no cost, by using the following contact information:

  OneBeacon Insurance Group, Ltd.
  Attn: Corporate Secretary
  Bank of Butterfield Building
  42 Reid Street, 6th Floor
  Hamilton HM 12, Bermuda
  Telephone: (441) 278-3180

        We have not included or incorporated by reference in this prospectus any separate financial statements of the OB Holdings Trusts. We do not believe that these financial statements would provide holders of preferred securities with any important information for the following reasons:

  •
  OneBeacon, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of each OB Holdings Trust;

  •
  the OB Holdings Trusts do not and will not have any independent operations other than to issue securities and to purchase and hold OB Holdings' junior subordinated debt securities; and

  •
  the obligations of each OB Holdings Trust under the preferred securities will be fully and unconditionally guaranteed by OneBeacon or OB Holdings as described in this prospectus.

        None of the OB Holdings Trusts are currently subject to the information reporting requirement of the Exchange Act. We expect that each of the OB Holdings Trusts will be exempt from these requirements following the effectiveness of the registration statement that contains this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES
FEDERAL SECURITIES LAWS AND OTHER MATTERS

        OneBeacon is organized under the laws of Bermuda, and a part of its assets are be located outside the United States. As a result, it may not be possible to enforce court judgments obtained in the United States against OneBeacon based on the civil liability provisions of the federal or state securities laws of the United States in Bermuda or in countries other than the United States where OneBeacon has assets. Because of OneBeacon's substantial contact with the United States, and because most of OneBeacon's directors and officers are residents of the United States, you will likely be able to effect service of process within the United States on OneBeacon or on such persons. However, there is some doubt as to whether the courts of Bermuda and other countries would recognize or enforce judgments of United States courts obtained against OneBeacon or its directors or officers based on the civil liabilities provisions of the federal or state securities laws of the United States or would hear actions against OneBeacon or those persons based on those laws. OneBeacon has been advised by its legal advisors in Bermuda that the United States and Bermuda do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the United States courts against OneBeacon under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that:

  •
  such courts had proper jurisdiction over the parties subject to such judgment;

  •
  such courts did not contravene the rules of natural justice of Bermuda;

  •
  such judgment was not obtained by fraud;

  •
  the enforcement of the judgment would not be contrary to the public policy of Bermuda;

  •
  no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and

  •
  there is due compliance with the correct procedures under the laws of Bermuda.

        Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. Federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction's public policy. Therefore, a final judgment for the payment of money rendered by any Federal or state court in the United States based on civil liability, whether or not based solely on United States Federal or state securities laws, would not automatically be enforceable in Bermuda. Similarly, those judgments may not be enforceable in countries other than the United States.